UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]        Preliminary Proxy Statement
[   ]        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]        Definitive Proxy Statement
[   ]        Definitive Additional Materials
[   ]        Soliciting Material Pursuant to Section 240.14a-12

HIGHWOODS PROPERTIES, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)    Amount Previously Paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

Highwoods PROPERTIES

PITTSBURGH
NASHVILLE
ORLANDO
ATLANTA
RALEIGH
KANSAS CITY
TAMPA
MEMPHIS
GREENSBORO
RICHMOND

2015 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

DEVELOPMENT | ACQUISITION | LEASING | ASSET MANAGEMENT

HIGHWOODS PROPERTIES, INC.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 13, 2015

April 3, 2015
Dear Stockholders:
You are invited to attend the annual meeting of stockholders of Highwoods Properties, Inc. on Wednesday, May 13, 2015, at 11:00 a.m., in Suite 201 of our Smoketree Tower building, which is located at 3100 Smoketree Court, Raleigh, North Carolina 27604. The principal purposes of this meeting are to elect seven directors, ratify the appointment of Deloitte & Touche LLP as our independent auditor for 2015, vote on an advisory proposal regarding executive compensation, act on a proposal to approve our 2015 long-term equity incentive plan and transact such other business as may properly come before the meeting or any adjournments, assuming the presence of a quorum. Only stockholders of record at the close of business on March 2, 2015 will be entitled to vote at the meeting and any adjournments or postponements.
This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies for use at the annual meeting. This solicitation is made on behalf of our board of directors. On April 3, 2015, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our 2014 annual report, and how to vote.
Whether or not you plan to attend the meeting, your vote is very important. You may vote via a toll-free telephone number or online. If you received a paper copy of the proxy card by mail, you may also vote by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding all three methods of voting will be contained on the proxy card and in the Notice of Internet Availability of Proxy Materials. If you execute a proxy by telephone, online or by mailing in a proxy card, but later decide to attend the meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.
Cordially,

O. TEMPLE SLOAN, JR.	JEFFREY D. MILLER
Chair of the Board of Directors	Senior Vice President, General Counsel and Secretary

HIGHWOODS PROPERTIES, INC.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 13, 2015

PROPOSAL 1:
ELECTION OF DIRECTORS
The board currently consists of eight directors. At this annual meeting, the terms of office for all of our directors will expire and the number of directors will be reduced from eight to seven. The seven persons listed below have been nominated as directors to hold office until the 2016 annual meeting and until any successors are elected and qualified. The board recommends a vote FOR each of the nominees. Should any one or more of these nominees become unable to serve for any reason, the board may designate substitute nominees, in which event the person named in the enclosed proxy will vote for the election of such substitute nominee or nominees, or further reduce the number of directors on the board.
Even though our charter provides for a plurality voting standard for election of directors, our corporate governance guidelines provide that, in uncontested elections such as at this meeting, any director nominee who receives a greater number of votes WITHHELD from his or her election than votes FOR such election must promptly offer to resign following certification of the vote. The compensation and governance committee would then make a recommendation to the board as to whether the resignation should be accepted. The board would then decide whether to accept the resignation and disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast.
Nominees for Election to Term Expiring 2016
Charles A. Anderson, 54, has been a director since May 2014. Mr. Anderson co-founded Bandera Ventures, a private real estate development and investment firm, in May 2003. Prior to founding Bandera Ventures, Mr. Anderson was with the Trammell Crow Company for 16 years. Prior to his departure, Mr. Anderson was senior executive director, responsible for the development and investment group for the western United States. He also served on Trammell Crow’s executive and operating committees. Mr. Anderson serves on the board of directors for Triumph Savings Bank and The Cooper Institute and is active in the Watermark Community Church. He is a former board member of The Real Estate Council and East-West Ministries. Mr. Anderson is not a director of any other publicly-traded company. The board recommends a vote FOR Mr. Anderson given his expertise in acquiring, developing and operating real estate assets and contacts throughout the real estate industry.
Gene H. Anderson, 69, has been a director since February 1997. Mr. Anderson served as regional manager of our Atlanta and Triad operations until his retirement in June 2009. He is managing principal of G.H. Anderson & Company, a private investment firm. Before joining our company, Mr. Anderson was president of Anderson Properties, Inc., a private real estate development company. Mr. Anderson is a past president of the Georgia chapter of the National Association of Industrial and Office Properties and is a past national board member of the National Association of Industrial and Office Properties. Mr. Anderson is not a director of any other publicly-traded company. The board recommends a vote FOR Mr. Anderson given his expertise in acquiring, developing and operating real estate assets and contacts throughout the real estate industry and business community.

Carlos E. Evans, 62, has been a director since January 2015. Mr. Evans retired from Wells Fargo Bank in May 2014, where he served as executive vice president and group head of the eastern division of Wells Fargo commercial banking. Mr. Evans was also responsible for the bank’s government and institutional banking group and he served on Wells Fargo’s management committee. Mr. Evans joined First Union National Bank in 2000 as the wholesale banking executive for the commercial segment prior to its merger with Wachovia Corporation in 2001. From 2006 until Wachovia’s merger with Wells Fargo in 2009, Mr. Evans was the wholesale banking executive and an executive vice president for the Wachovia general banking group, overseeing the commercial, business and community banking segments, the dealer financial services business and the government, tax exempt and not-for-profit healthcare groups. Before joining First Union, Mr. Evans served in a variety of roles at Bank of America and its predecessors including NationsBank, North Carolina National Bank and Bankers Trust of South Carolina, which he joined in 1973. Mr. Evans received his B.A. in economics from Newberry College. He is also a graduate of the Commercial Lending School in Oklahoma and the Colgate Darden Commercial Lending School at the University of Virginia. Mr. Evans is chairman emeritus of the board of the Spoleto Festival USA and chairman of the board of the Medical University of South Carolina Foundation. He is also on the board of Queens University of Charlotte. Mr. Evans is not a director of any other publicly-traded company. The board recommends a vote FOR Mr. Evans given his expertise in finance, capital markets and strategic transactions and experience as an executive officer of a major financial institution.
Edward J. Fritsch, 56, has been a director since January 2001. Mr. Fritsch became our chief executive officer and chair of our investment committee in July 2004 and our president in December 2003. Prior to that, Mr. Fritsch was our chief operating officer from January 1998 to July 2004 and was a vice president and secretary from June 1994 to January 1998. Mr. Fritsch joined our predecessor in 1982 and was a partner of that entity at the time of our initial public offering in June 1994. Mr. Fritsch is a director and member of the audit and compensation committees of one other publicly-traded company, National Retail Properties, Inc. (NYSE:NNN), a retail REIT. Mr. Fritsch is also a member of the board of governors of the National Association of Real Estate Investment Trusts (NAREIT), including serving as first vice chair of its executive committee. Mr. Fritsch is also a director and audit committee chair of Capital Associated Industries, Inc., a member of Wells Fargo's central regional advisory board, a member of the University of North Carolina at Chapel Hill Foundation board, a director of the University of North Carolina at Chapel Hill Real Estate Holdings, a member of the University of North Carolina Kenan-Flagler’s Business School board of visitors and a member of Urban Land Institute Triangle governance committee. The board recommends a vote FOR Mr. Fritsch given his strategic leadership skills, experience in acquiring, developing, selling and operating real estate assets and role as our chief executive officer.
David J. Hartzell, Ph.D., 59, has been a director since February 2009. Dr. Hartzell is the Steven D. Bell and Leonard W. Wood Distinguished Professor in Real Estate at the University of North Carolina Kenan-Flagler Business School. Prior to joining the University of North Carolina in 1988, Dr. Hartzell was a vice president at Salomon Brothers Inc., a research associate for The Urban Institute and a financial economist for the U.S. Office of the Comptroller of Currency. He is a former president of the American Real Estate and Urban Economics Association. Dr. Hartzell is not a director of any other publicly-traded company. The board recommends a vote FOR Dr. Hartzell given his expertise related to real estate portfolios, real estate finance and mortgage-backed securities and experience in real estate investment banking.
Sherry A. Kellett, 70, has been a director since November 2005. Ms. Kellett is a certified public accountant and served as senior executive vice president and corporate controller of BB&T Corporation from 1995 until her retirement in August 2003. Ms. Kellett previously served as corporate controller of Southern National Corporation. Ms. Kellett previously held several positions at Arthur Andersen & Co. Ms. Kellett is a director and member of the audit, compensation and ethics, nominating and corporate governance committees of one other publicly-traded company, Medical Properties Trust, Inc. (NYSE:MPW), a health care REIT. Ms. Kellett also serves as a director of MidCountry Financial Corp., a private financial services holding company based in Macon, GA. The board recommends a vote FOR Ms. Kellett given her experience leading the accounting department of a major financial institution, background as a certified public accountant, experience serving on the boards of a financial services company and another publicly-traded REIT and risk assessment and financial reporting expertise.

O. Temple Sloan, Jr., 76, is our board chair, a position he has held since March 1994. Mr. Sloan served as chair of General Parts International, Inc. from its founding in 1961 until its sale to Advance Auto Parts, Inc. in January 2014. He currently serves as chair of Trail Creek Investments, Inc. and Sheser Creek Company, private investment firms. Mr. Sloan also serves as a director of Golden Corral Corporation, a private restaurant chain. Mr. Sloan is not a director of any other publicly-traded company. The board recommends a vote FOR Mr. Sloan given his expertise in real estate, finance, capital markets and strategic transactions, experience as founder, chief executive officer and board chair of one of the largest privately-owned companies in the U.S., knowledge of our operations resulting from serving as a director of our company and its predecessors for more than 30 years and experience serving on the boards of other publicly-traded companies.
Retiring Director - Term Expiring 2015
L. Glenn Orr, Jr., 74, will retire as a director upon expiration of his term at this meeting. Mr. Orr, who has been a director since February 1995, has been president and chief executive officer of Orr Holdings, LLC since 2007 and was the managing director of The Orr Group from 1995 to 2007. Mr. Orr previously served as president and chief executive officer of The Orr Group. Before founding The Orr Group, Mr. Orr was chair of the board of directors, president and chief executive officer of Southern National Corporation, a predecessor to BB&T Corporation. He previously served as president and chief executive officer of Forsyth Bank and Trust Co., president of Community Bank in Greenville, S.C. and president of the North Carolina Bankers Association. Mr. Orr is a director and member of the audit, compensation and ethics, nominating and corporate governance committees of one other publicly-traded company, Medical Properties Trust, Inc. (NYSE:MPW), a health care REIT.
Board Independence, Leadership and Other Activities
Under NYSE rules, a majority of our directors and all of the members of the audit committee and the compensation and governance committee must be independent. For a director to qualify as independent, in addition to satisfying bright-line criteria established by the NYSE, the board must affirmatively determine that the director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The board has determined that Ms. Kellett and Messrs. C. Anderson, G. Anderson, Evans, Hartzell, Orr and Sloan all satisfy the bright-line criteria and none has a relationship with us that would interfere with their ability to exercise independent judgment. The board does not believe leases of office space to family businesses controlled by Messrs. Sloan and G. Anderson impair either director’s independence. The terms and conditions of the leases were comparable to terms and conditions then prevailing in the competitive marketplace. In addition, none of these directors other than Mr. G. Anderson (who retired from our company in June 2009) has ever served as (or is related to) an employee of our company or any of our predecessors or acquired companies or received any compensation from us except for compensation as a director.
No member of our audit committee has accepted any consulting, advisory or other compensatory fee from us other than as set forth below under “- Director Compensation.” Further, the board has determined that each member of the committee is financially literate and one member, Ms. Kellett, a certified public accountant, is a financial expert.
No member of the compensation and governance committee is a current or past employee of our company or any of our predecessors or acquired companies and each is an independent director. None of our executive officers serves, or in the past three years has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our board or the committee.
While Mr. Sloan, an independent director, has served as our board chair since 1994, the board has no policy with respect to the separation of the positions of chair and chief executive officer. The board believes that this issue is part of the succession planning process and that it is in our best interests for the board to make a determination at such time in the future when Mr. Sloan is no longer a director.
The principal responsibility of our directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of our company and our stockholders. The board oversees our company’s overall strategic planning process, including the implementation and effectiveness of our strategic plan. As part of this process, the board regularly evaluates internal attributes and external threats that could hinder us from achieving our strategic goals and adversely affect the long-term outlook for our stockholders. The board believes that establishing an appropriate “tone at the top” and candid and constructive conversation between management and the board are essential for effective risk management and oversight. The board oversees management’s overall processes to identify and mitigate enterprise risks and capitalize on strategic opportunities. The audit committee is responsible for overseeing the steps management takes to monitor and control financial risk exposures, including management’s risk assessment and risk management processes. The compensation and governance committee is responsible for ensuring that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company. The board and its committees routinely meet and communicate with our executive officers as appropriate in the board’s consideration of matters submitted for board approval and risks associated with such matters.
Meetings and Committees
At each in-person meeting of the board, our non-management directors meet in executive session. Our board chair (or, in the chair’s absence, another independent director designated by the chair) presides over such executive sessions. In 2014, each of the directors attended at least 75% of the aggregate of the total number of meetings of the board and the total number of meetings of all committees of the board on which the director served. The board encourages its members to attend each annual meeting. Three directors attended our 2014 annual meeting.
The following table provides membership and meeting information for the board and each of its committees during 2014:

Director	Board	Audit	Compensation and Governance	Executive	Investment
Thomas W. Adler (1)	Member			Member	Member
Mr. C. Anderson	Member	Member			Member
Mr. G. Anderson	Member			Member	Member
Mr. Fritsch	Member			Ex-Officio	Chair
Dr. Hartzell	Member	Member			Member
Ms. Kellett	Member	Chair
Mark F. Mulhern (2)	Member	Member
Mr. Orr	Member		Chair	Member
Mr. Sloan	Chair		Member	Chair	Member
Meetings in 2014	7	7	3	10	7
__________

(1)	Mr. Adler retired as a director upon expiration of his term at our 2014 annual meeting, which was held on May 30, 2014.

(2)
Mr. Mulhern retired from the board effective August 11, 2014 in connection with our announcement that he would become senior vice president and chief financial officer on September 29, 2014 in sync with the retirement of Terry L. Stevens.

Compensation and Governance Committee
The committee, which currently consists of Messrs. Evans, Orr (Chair) and Sloan, determines compensation for our executive officers and oversees our incentive plans. Grants of awards to directors and executive officers under our long-term equity incentive plan are also pre-approved by the full board based on the recommendations of the committee.
The committee also makes recommendations regarding board member qualification standards, director nominees, director responsibilities and compensation, director access to management and independent advisors and management succession. Our corporate governance guidelines provide that the committee is responsible for reviewing with the board, on an annual basis, the appropriate skills and characteristics of board members as well as the composition of the board as a whole. This assessment includes consideration as to the members’ independence, skills and experience in the context of the needs of the board. The board also seeks diversity among directors in terms of the factors listed in the preceding sentence. The same criteria are used by the committee in evaluating nominees for directorship.
The committee is responsible for reviewing any transactions that involve potential conflicts of interest involving executive officers, directors and their immediate family members. Our corporate governance guidelines provide that each director will disclose any potential conflicts of interest to the chief executive officer, who will then address the matter with the committee and the full board. In that situation, the director with the potential conflict would recuse himself or herself from all discussions of the board or any committee related to the conflict, except to the extent the board or a committee requests such director to participate. Any vote by the board or a committee to approve the matter or transaction giving rise to the potential conflict would be made only upon the approval of a majority of the disinterested directors. Our code of business conduct and ethics prohibits the continuation of any conflict of interest by an employee, officer or director except under guidelines approved by the board. Because the facts and circumstances regarding potential conflicts cannot be predicted, the board has not adopted a written policy for evaluating conflicts of interest. In the event a conflict of interest arises, the board will review the facts and circumstances of the conflict, our corporate governance policies, the effects of any potential waivers of those policies, applicable state law and NYSE rules and regulations and consider the advice of counsel before making any decisions regarding a potential conflict of interest.
In making any nominee recommendations to the board, the committee will consider persons recommended by our stockholders so long as the recommendation is submitted to the committee prior to the date that is 120 days before the anniversary of the mailing of the prior year’s proxy statement. Nominee recommendations, together with appropriate biographical information, should be submitted to the chair of the compensation and governance committee, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604. The committee may, in its sole discretion, reject or accept any such recommendation.
When considering new candidates for election, or when considering re-nomination of a director for an additional term, the board evaluates the candidate’s expected contribution, level of engagement, experience and skill set. The board believes that directors who change the professional responsibilities and/or positions they held outside our company when they were elected should offer to resign from the board. However, the board does not believe that in every instance directors who retire or change from the positions they held when they were elected to the board should necessarily leave the board. There should, however, be an opportunity for the board, through the committee, to review the continued appropriateness of director membership under the changed circumstances, including the anticipated ongoing value and contribution of the individual director. The board further believes that each director should be generally available to respond to reasonable requests and commitments related to our company and that there is a limit to the number of public company boards of directors upon which a director may serve and meet such an availability requirement. As a result, our corporate governance guidelines provide that none of our directors may serve on more than four other public company boards of directors while serving on our board. No director currently serves on the board of more than one other publicly-traded company.
The board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. As part of this process, the committee receives comments from all directors and reports annually to the board with an assessment of the board’s performance. The assessment focuses on the board’s contribution to our overall success and specifically focuses on areas in which the board believes that its performance could improve.
Audit Committee
The audit committee, which currently consists of Ms. Kellett (Chair) and Messrs. C. Anderson and Hartzell, approves the engagement of our independent registered public accounting firm (which we refer to as our “independent auditor”), reviews the plans and results of the audit engagement with such firm, approves professional services provided by such firm, reviews the independence of such firm, approves audit and non-audit fees and reviews the adequacy of our internal control over financial reporting. The committee also oversees our internal audit and risk management functions.

Investment Committee
The investment committee, which currently consists of Messrs. C. Anderson, G. Anderson, Fritsch (Chair), Hartzell and Sloan, has overall responsibility for approving significant acquisitions, developments and dispositions.
Executive Committee
The executive committee, which currently consists of Messrs. G. Anderson, Fritsch (ex-officio), Orr and Sloan (Chair), meets on call by our board chair and may exercise all of the powers of the board, subject to the limitations imposed by applicable law, the bylaws or the board.
Director Compensation
The cash retainer for non-employee directors was increased from $45,000 to $55,000 effective July 1, 2014. Our board chair received an additional cash retainer of $15,000. Members of the audit, executive and compensation and governance committees received additional cash retainers of $5,000 for each committee, except that the additional cash retainer was $10,000 for the chair of the compensation and governance committee and $20,000 for the chair of the audit committee. Non-employee directors on the investment committee received additional cash retainers of $10,000. Non-employee directors do not receive additional fees for attendance at meetings or participation in conference calls of the board or its committees. Non-employee directors also received a grant of time-based restricted stock with an annualized value of approximately $70,000. Such shares vest ratably on an annual basis generally over a four-year term.
The following table provides information regarding non-employee director compensation during 2014:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
Thomas W. Adler (3)	$25,000	$69,770	$8,308	$103,078
Charles A. Anderson	$39,383	$41,148	$862	$81,393
Gene H. Anderson	$62,987	$69,770	$8,308	$141,065
David J. Hartzell	$65,041	$69,770	$8,308	$143,119
Sherry A. Kellett	$70,041	$69,770	$8,308	$148,119
Mark F. Mulhern (4)	$37,500	$69,770	$7,532	$114,802
L. Glenn Orr, Jr.	$65,041	$69,770	$8,308	$143,119
O. Temple Sloan, Jr.	$85,041	$69,770	$8,308	$163,119
__________

(1)
Reflects the grant date fair value of such awards. As of December 31, 2014, each non-employee director, other than Mr. C. Anderson, held 4,888 unvested shares of time-based restricted stock. Mr. C. Anderson, who became a director in May 2014, held 1,014 unvested shares of time-based restricted stock.

(2)	Consists of dividends received in 2014 on outstanding restricted stock.

(3)	Mr. Adler retired as a director upon expiration of his term at our 2014 annual meeting, which was held on May 30, 2014.

(4)
Mr. Mulhern retired as a director of our company on August 11, 2014 to become senior vice president and chief financial officer of the company on September 29, 2014, upon the retirement of Terry L. Stevens. Information presented in this table consists only of compensation earned by Mr. Mulhern as a non-employee director and does not include any compensation earned as an employee.

Other Stockholder Information
The board, in its role as primary governing body, provides oversight of our affairs and strives to maintain and improve our corporate governance practices. To this end, we have corporate governance guidelines and a code of business conduct and ethics applicable to directors, officers and employees. We also have a separate code of ethics for our chief executive officer and our senior financial officers. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or any waiver from, a provision of these codes of ethics by posting such information on our website.

As a means of encouraging dialogue on appropriate issues of interest to significant long-term investors, from time to time we invite investors and analysts to participate in informal sessions with directors. Our board believes such engagement is an effective avenue for gathering unfiltered perspectives from such constituents that have a legitimate interest in gaining a deeper understanding of board oversight of succession, compensation and/or risk management. Also, interested parties, such as employees and stockholders, may communicate directly with our independent directors by writing to our board chair, c/o Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604. The audit committee has also adopted a process for interested parties, including employees and stockholders, to send communications to the committee concerning regulatory compliance, accounting, audit or internal control issues. Written communications may be addressed to the chair of the audit committee, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604. Interested parties may also use the toll-free hotline maintained by a third party that we have established as part of our code of business conduct and ethics by calling (800) 677-9884. Our corporate governance guidelines, code of business conduct, code of ethics for our chief executive officer and senior financial officers, audit committee charter and compensation and governance committee charter are available under the “Investor Relations/Governance Documents” section of our website at www.highwoods.com. Information on our website is not considered part of this proxy statement.
Stock Ownership Guidelines
Our compensation and governance committee has established the following stock ownership guidelines:

Position	Multiple (in dollars)
Chief Executive Officer	6x Base Salary
Other Named Executives	5x Base Salary
Directors	3x Base Annual Cash Retainer
Named executives must comply with these guidelines within five years of becoming an officer. Officers may not sell shares of our common stock or exercise in-the-money stock options, except for net share settlements, unless they comply with these guidelines. The committee is routinely provided with a report indicating whether each officer is in compliance with these guidelines. Our directors and officers also may not directly or indirectly engage in any hedging transaction involving shares of common stock or units of limited partnership interest in Highwoods Realty Limited Partnership, our operating partnership. This includes holding securities in margin accounts or pledging securities to collateralize personal loans or lines of credit. Since commencement of this policy in 2009, none of our officers or directors has engaged in any hedging transaction involving our securities.
Equity Compensation Plans
The following table provides information as of December 31, 2014 with respect to shares of common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Stockholders (2)	577,321	$34.92	1,782,919
Equity Compensation Plans Not Approved by Stockholders	—	—	—
__________

(1)	Excluding securities reflected in the column entitled “Number of Securities to be Issued upon Exercise of Outstanding Options.”

(2)
Consists of our 2009 long-term equity incentive plan under which the compensation and governance committee has granted stock options and restricted stock to our employees, officers and directors and our employee stock purchase plan under which all employees may contribute a portion of their compensation to acquire shares of our common stock at a 15% discount. As of March 2, 2015, there were 1,400,080 securities available for future issuance under this plan, including 84,296 shares permitted to be issued in the form of restricted stock or restricted stock unit awards. See proposal for “Approval of Our 2015 Long-Term Equity Incentive Plan." Upon

approval of the 2015 plan, no further awards will be issued under the 2009 plan (although awards previously made under the 2009 plan that are outstanding will remain in effect in accordance with the terms of that plan and the applicable award agreements).
Stock Ownership Information
The following table shows the number of shares of our common stock beneficially owned as of March 2, 2015 by each director, director nominee and named executive and all directors and executive officers as a group and as of December 31, 2014 for each group known to us to be holding 5% or more of our common stock:

Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of All Shares (2)
O. Temple Sloan, Jr.	288,491	*
Edward J. Fritsch	569,506	*
Charles A. Anderson	2,475	*
Gene H. Anderson (3)	791,801	*
Carlos E. Evans	1,353	*
David J. Hartzell	14,428	*
Sherry A. Kellett	19,294	*
L. Glenn Orr, Jr.	35,754	*
Michael E. Harris	148,664	*
Theodore J. Klinck	45,069	*
Jeffrey D. Miller	71,365	*
Mark F. Mulhern	34,398	*
All executive officers and directors as a group (13 persons)	2,052,182	2.2%
BlackRock, Inc. (4)	10,711,128	11.5%
CBRE Clarion Securities, LLC (5)	4,971,674	5.4%
The Vanguard Group, Inc. (6)	12,563,113	13.5%
__________

*	Less than 1%

(1)	Includes the following stock options that are currently exercisable: 159,756 for Mr. Fritsch; 21,374 for Mr. Harris; and 8,035 for Mr. Klinck.

(2)	The total number of shares outstanding used in calculating this percentage assumes that no operating partnership units or stock options held by other persons are exchanged for shares of common stock.

(3)	Mr. G. Anderson pledged 465,000 shares of common stock (including operating partnership units) to collateralize a personal line of credit before adoption of our anti-hedging policy in 2009.

(4)
Information obtained from Schedule 13G filed with the SEC. Located at 40 East 52nd Street, New York, NY 10022. BlackRock, Inc. is the parent holding company of BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited, which are investment advisers for a variety of segregated BlackRock mutual funds and indices.

(5)	Information obtained from Schedule 13G filed with the SEC. Located at 201 King of Prussia Road, Suite 600, Radnor, PA 19087.

(6)
Information obtained from Schedule 13G filed with the SEC. Located at 100 Vanguard, Blvd., Malvern, PA 19355. Includes 6,707,625 shares beneficially owned by Vanguard Specialized Funds - Vanguard REIT Index Fund.

Related Party Transactions
In January, June and August 2014, a family business controlled by Mr. Sloan renewed and expanded certain leases of office space with us. The leases modified in 2014 resulted in an additional $1.7 million of over-the-term net effective rent. We believe the terms and conditions of the leases were comparable to terms and conditions then prevailing in the competitive marketplace.

PROPOSAL 2:
RATIFICATION OF DELOITTE & TOUCHE LLP
AS INDEPENDENT AUDITOR FOR 2015
The audit committee intends to appoint Deloitte & Touche LLP as our independent auditor for 2015. If the appointment of Deloitte & Touche is not ratified, the committee anticipates that it will nevertheless engage Deloitte & Touche as our independent auditor for 2015, but will consider whether it should select a different independent auditor for 2016. Representatives of Deloitte & Touche are expected to be present in person or by telephone at the meeting and will have the opportunity to make a statement if they desire. They are also expected to be available to respond to appropriate questions.
The board recommends a vote FOR this proposal.
Independent Auditor Fees
The following table provides information regarding the fees recorded in our financial statements for professional services rendered by Deloitte & Touche:

	2014	2013
Audit Fees
Annual audit and quarterly reviews	$970,140	$1,047,894
New accounting standards and investment transactions	113,000	122,200
Comfort letters, consents and assistance with offerings and related SEC documents	106,800	122,400
Subtotal	$1,189,940	$1,292,494
Tax Fees
Tax compliance, planning and research	$41,377	$56,349
Pre-Approval Policies
The audit committee has adopted a policy requiring the pre-approval of all fees paid to our independent auditor. All fees paid to Deloitte & Touche for services incurred during 2014 were pre-approved in accordance with the committee’s policies. Before an independent auditor is engaged to render any service for us or for any of our wholly owned subsidiaries, the proposed services must either be specifically pre-approved by the committee or such services must fall within a category of services that are pre-approved by the committee without specific case-by-case consideration. Any services in excess of any pre-approved amounts, or any services not described above, require the pre-approval of the committee chair, with a review by the committee at its next scheduled meeting. The committee has determined that the rendering of non-audit services by Deloitte & Touche during or relating to 2014 was compatible with maintaining such firm’s independence.
Audit Committee Report
The audit committee oversees the financial reporting process on behalf of the board. Management is responsible for the company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The company’s independent auditor is responsible for expressing opinions, based on its audits, on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the company’s internal control over financial reporting.
In fulfilling its oversight responsibilities, the committee has reviewed with management and Deloitte & Touche the company’s audited financial statements for the year ended December 31, 2014 and the reports on the effectiveness of the company’s internal control over financial reporting as of December 31, 2014 contained in the 2014 annual report. This review included a discussion of the reasonableness of significant estimates and judgments, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including, but not limited to, those matters under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The committee also reviewed and discussed with management and Deloitte & Touche the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the 2014 annual report. In addition, the committee received the written disclosures and the letter from Deloitte & Touche required by the applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s independence, discussed with Deloitte & Touche the firm’s independence and considered the compatibility of any non-audit services rendered by Deloitte & Touche on the firm’s independence.
In reliance on the reviews and discussions referred to above, prior to the filing of the company’s 2014 annual report with the SEC, the committee recommended to the board (and the board approved) that the audited financial statements be included in the annual report.
Audit Committee

Sherry A. Kellett (chair)	Charles A. Anderson	David J. Hartzell
PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Federal law generally requires each public company to include in its proxy statement a non-binding advisory vote regarding the compensation of the company’s named executives, as disclosed in its proxy statement, not less frequently than once every three years. This is commonly known as a “say-on-pay” vote.  At our 2011 annual meeting, our stockholders voted on, among other matters, an advisory proposal regarding the frequency of holding a say-on-pay vote.  A majority of the votes cast on the frequency proposal were cast in favor of holding a say-on-pay vote every year, which was consistent with the recommendation of our board of directors. The board considered the voting results with respect to the frequency proposal and other factors, and the board currently intends to hold a say-on-pay vote every year until the next required advisory vote on the frequency of holding say-on-pay votes at our 2017 annual meeting.
Accordingly, we are providing stockholders with the opportunity to cast an advisory vote on our executive compensation program. As discussed under “Compensation of Named Executives - Compensation Discussion and Analysis,” the board believes our executive compensation program appropriately links executive compensation to our performance and aligns the interests of executive officers and stockholders. Highlights of our program, which is administered by our compensation and governance committee, include the following:

•	Overall compensation is intended to be at competitive levels depending upon our performance relative to our targeted performance and the performance of our peer group.

•
Our overall approach to setting base salaries is to create and sustain long-term stockholder value by balancing our need to retain, incentivize and attract high-quality professionals while appropriately managing our general and administrative expenses.

•	Officers earn amounts under our annual non-equity incentive program only to the extent pre-defined performance criteria established by the committee are achieved during the year.

•
A substantial portion of the long-term equity incentive awards granted to officers is at risk to the extent pre-defined performance criteria established by the committee are not achieved during any applicable three-year performance period.

•	The committee does not believe that we have compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on our company.

•
We have a recoupment policy under which the board can require reimbursement of any equity or non-equity incentive compensation awarded or paid to an executive officer whose fraud or intentional misconduct caused our company to restate its financial statements.

We request stockholder approval of the compensation of our named executives as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables). As an advisory vote, this proposal is not binding upon us. However, our compensation and governance committee will consider the outcome of the vote when making future compensation decisions.
The board recommends a vote FOR this proposal.
PROPOSAL 4:
APPROVAL OF OUR 2015 LONG-TERM EQUITY INCENTIVE PLAN
On January 28, 2015, the board of directors adopted our 2015 long-term equity incentive plan, subject to the approval of our stockholders. A copy of the 2015 plan is attached as Appendix A.
The board believes that equity incentive compensation promotes our long-term success by aligning the interests of our directors, officers and employees with the interests of our stockholders. The equity incentive awards provide participants with an ownership interest in our company and a direct and demonstrable stake in our success to the extent of their position, responsibility, overall impact and contribution.
As of March 2, 2015, there were approximately 96.5 million shares of common stock and operating partnership units outstanding. Our current long-term equity compensation plan, the 2009 long-term equity incentive plan, was adopted by our stockholders at our 2009 annual meeting. Under this plan, which we refer to as the "2009 plan," our compensation and governance committee was authorized to issue up to 3,000,000 shares of common stock, of which not more than 1,000,000 shares were permitted to be issued in the form of restricted stock or restricted stock unit awards. As of March 2, 2015, 1,084,731 stock options and 967,585 shares of restricted stock have been issued under the 2009 plan. There are currently 1,400,080 securities available for future issuance under the 2009 plan, including 84,296 shares permitted to be issued in the form of restricted stock or restricted stock unit awards. As of March 2, 2015, there were 402,028 shares of restricted stock outstanding and 730,740 stock options outstanding, which have a weighted average exercise price of $37.81 and a weighted average remaining term of 6.8 years. Upon approval of the 2015 plan, no further awards will be issued under the 2009 plan (although awards previously made under the 2009 plan that are outstanding will remain in effect in accordance with the terms of that plan and the applicable award agreements).
On March 26, 2015, the last reported price of our Common Stock on the NYSE was $45.03 per share.
Highlights of the 2015 plan include the following:

•
The 2015 plan does not provide for liberal share recycling. Neither shares tendered by a participant to pay the exercise price of an award nor shares tendered or withheld for taxes will be available for future grants under the 2015 plan;

•	Grants of stock options that are exercisable prior to the first anniversary of the grant date are prohibited;

•	Repricing or payments to cancel "underwater" stock options are prohibited without stockholder approval;

•
Grants of time-based restricted stock and restricted stock units with vesting periods shorter than three years are prohibited (provided that shares and units may vest pro rata on an annual basis beginning on the first anniversary of the grant date);

•	Grants of all other types of restricted stock and restricted stock units with vesting periods shorter than one year are prohibited;

•
The compensation and governance committee does not have the discretion to accelerate the vesting or exercisability of awards, except in the event of death, disability or involuntary termination of employment in connection with a change in control;

•
Grants generally are not accelerated upon a change in control if they are assumed by the surviving entity (or its parent if the surviving entity has a parent) or replaced with a comparable award of substantially equal value granted by the surviving entity (or its parent if the surviving entity has a parent);

•	Unlike the 2009 plan, the definition of “change in control” does not include an unapproved change in the majority of the persons serving on our board of directors; and

•	Grants are expressly subject to our incentive compensation recoupment policy.
If our stockholders do not approve the 2015 plan, the 2009 plan will continue in effect until it expires. Once the existing 2009 plan expires, or once the securities remaining available for issuance under the 2009 plan are used, the compensation and governance committee will be unable to make equity incentive awards. Compensation for our officers, employees and directors would then be solely in cash. Paying compensation completely in cash would significantly reduce the alignment of management’s interests with those of our stockholders, which is primarily achieved through the issuance of long-term equity incentive awards that are available only through a current equity incentive plan. Moreover, compensating our officers, employees and directors only in cash would reduce our available cash at a time when we may be conserving cash or allocating cash to other business purposes. Finally, without the 2015 plan and the equity incentive awards it makes possible, we will have a more difficult time retaining our key personnel and hiring the best available people.
Summary of 2015 Plan
The following summary of the 2015 plan does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete text of the 2015 plan, which is attached to this proxy statement as Appendix A.
The 2015 plan will become effective upon approval of our stockholders. The 2015 plan will be administered by our compensation and governance committee. The board can amend or terminate the 2015 plan except that stockholder approval is required if applicable law or the rules of any national securities exchange require such approval. As noted above, stockholder approval is also required for the repricing of "underwater" stock options. The plan is scheduled to expire on the 10th anniversary of its effective date. Officers, employees and directors of our company and its subsidiaries will be eligible to participate in the plan (approximately 440 persons).
The 2015 plan authorizes the issuance of up to 3,000,000 shares of common stock, of which not more than 1,000,000 shares may be issued in the form of restricted stock or restricted stock unit awards. The 2009 plan, which was approved by our stockholders in 2009, provided for the same share authorization. Given our current compensation practices, we believe the 2015 plan will provide sufficient reserve for approximately the next five years. As noted above, upon approval of our 2015 plan, no further awards will be issued under the 2009 plan (although awards previously made under the 2009 plan that are outstanding will remain in effect).
Under the 2015 plan, the compensation and governance committee may grant stock options, shares of restricted stock and restricted stock units. In any calendar year, no employee or officer may be granted stock options covering more than 300,000 shares. Stock options are not issuable to non-employee directors. In any calendar year, no more than 150,000 shares of restricted stock or restricted stock units can be issued to any officer or employee and no more than 5,000 shares of restricted stock or restricted stock units can be issued to any non-employee director.
Neither shares tendered by a participant to pay the exercise price of an award nor shares tendered or withheld for taxes will be available for future grants under the 2015 plan. Shares subject to awards that are forfeited or terminated will be available for future grants. In the event of a stock dividend, stock split or reverse stock split affecting the common stock, the maximum number of shares issuable under the plan, and the number of shares covered by and the exercise price and other terms of outstanding awards, will be adjusted to reflect such event.
Outstanding awards do not automatically vest upon a “change in control” of our company if they are assumed by the surviving entity (or its parent if the surviving entity has a parent) or replaced with a comparable award of substantially equal value granted by the surviving entity (or its parent if the surviving entity has a parent). The compensation and governance committee may vest awards in the event of an involuntary termination of employment (as determined by the compensation and governance committee) in connection with or on or after a "change in control." “Change in control” means any of the following:

•	the acquisition by a third party of 40% or more of our then-outstanding common stock;

•	the closing of a sale of all or substantially all of our assets; or

•	the effective time of a reorganization, merger or consolidation in which our stockholders do not hold a majority of the outstanding common stock of the surviving entity.
Options granted under the plan entitle the holder to purchase shares of common stock for a specified exercise price during a specified period. We may grant options that are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code, which we refer to as “incentive stock options,” or options that are not incentive stock options, which we refer to as “nonqualified stock options.” Incentive stock options and nonqualified stock options have an exercise price that is not less than 100% of the fair market value of the shares of common stock on the date of grant. The issuance of discounted stock options is expressly prohibited under the plan. Stock options issued under the new plan will expire no later than 10 years from the date of grant. Options will become exercisable as prescribed by the compensation and governance committee. Options cannot become exercisable before the first anniversary of their grant date except that the compensation and governance committee may accelerate exercisability or waive any condition constituting a substantial risk of forfeiture in the event of death, disability or involuntary termination of employment (as determined by the compensation and governance committee) in connection with or on or after a change in control or waive any condition constituting a substantial risk of forfeiture in the event of retirement.
Awards of restricted stock are shares of common stock that vest over a specified period of time and, in certain instances, only to the extent that prescribed performance metrics are achieved. Awards of restricted stock units entitle the recipient to receive shares of common stock if the vesting requirements, which can be stated in terms of performance metrics, are satisfied. For shares of restricted stock and units that have time-based vesting, the minimum period of restriction is three years (provided that such shares and units may vest pro rata on an annual basis during such period of restriction beginning on the first anniversary of the applicable grant date). For all other awards of restricted stock and units, the minimum period of restriction is one year. However, the compensation and governance committee may accelerate vesting or waive any condition constituting a substantial risk of forfeiture in the event of death, disability or involuntary termination of employment (as determined by the compensation and governance committee) in connection with or on or after a change in control or waive any condition constituting a substantial risk of forfeiture in the event of retirement. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted stock units may not be sold or transferred and restricted stock may not be sold or otherwise transferred until the applicable vesting criteria has been satisfied. For a discussion of restricted stock issued to named executives in 2014 and 2015, see “Compensation Discussion and Analysis.”
Administration
The 2015 plan will be administered by the compensation and governance committee of the board or, if there is no committee, by the full board. This summary uses the term "administrator" to refer to the committee or the board, as applicable. The administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, make any combination of awards to participants, and determine the specific terms and conditions of each award, subject to the provisions of the plan. Because participation and the types of awards available for grant under the plan are subject to the discretion of the administrator, the benefits or amounts that any participant or group of participants will receive are not currently determinable. For the same reason, we are unable to determine the awards that would have been made last year if the 2015 plan had been in effect.
The plan may not be amended without stockholder approval to the extent required by the NYSE or to preserve the qualified status of incentive stock options or ensure that compensation intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code does in fact qualify as performance-based compensation. Generally, under current NYSE rules, all material amendments to any equity incentive plan, including those that materially increase the number of shares available, expand the types of awards available or the persons eligible to receive awards, extend the term of the plan, change the method of determining the strike price of options or delete or limit any provision prohibiting the repricing of options, must be approved by stockholders. The plan expressly provides that the administrator may not reprice or reduce the exercise price of any outstanding options.
Tax Treatment
The following is a summary of the principal federal income tax consequences of certain transactions under the 2015 plan. It does not describe all federal tax consequences under the plan, nor does it describe state or local tax consequences.
No taxable income is generally realized by an optionee upon the grant or exercise of an incentive stock option. If shares issued to an optionee pursuant to the exercise of an incentive stock option are sold after two years from the date of grant and after one year from the date of exercise, then upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and we will not be entitled to any deduction for federal income tax purposes. An incentive stock option will not be eligible for this tax treatment if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply. If shares acquired upon the exercise of an incentive stock option are sold prior to the expiration of the two-year and one-year holding periods described above, generally: (1) the optionee will realize ordinary income in the year of sale in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and any additional gain or loss will be characterized as long or short-term capital gain or loss; and (2) we will be entitled to deduct an amount equal to the ordinary income recognized by the optionee. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares.
No taxable income is generally realized by an optionee upon the grant of a non-qualified stock option. Generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount. At disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security and medicare taxes on the excess of the fair market value over the exercise price of the option.
Shares of restricted stock are included in ordinary income (at the then fair market value) on the date that the shares are either transferable or no longer subject to a substantial risk of forfeiture. A recipient may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient.
A recipient’s tax basis for restricted stock will be equal to the amount of ordinary income recognized by the recipient plus any amount paid for the shares. The recipient will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted stock for purposes of characterizing gain or loss on the sale of any shares as long- or short-term commences at the time the recipient recognizes ordinary income pursuant to an award.
No taxable income is generally recognized upon the grant of restricted stock units. A recipient will recognize ordinary income on the date that payment is made to settle restricted stock units. The amount or ordinary income recognized by the recipient is equal to the amount of any cash and the fair market value of any stock received in settlement of the restricted stock units. The recipient’s tax basis in any stock received in settlement of the award is equal to the amount of ordinary income recognized by the recipient on account of receiving those shares. The recipient will recognize capital gain (or loss) on a sale of the shares if the sale price exceeds (or is lower than) such basis. The holding period for any shares received in settlement of the restricted stock units commences at the time the shares are issued to the recipient. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.
The vesting of any portion of an option or other award that is accelerated on account of an involuntary termination following a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments," as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
As a result of Section 162(m) of the Internal Revenue Code, our deduction for certain awards under the long-term equity incentive plan may be limited to the extent that the chief executive officer or any of the other three mostly highly compensated executive officers (other than the chief financial officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m)).
Compensation paid under the 2015 plan can qualify as “performance based” under Section 162(m) only if, among other things (i) the 2015 plan includes a limit on the awards that can be made to an individual in a specified period and (ii) the compensation under an award of restricted stock or units is payable for achieving performance objectives stated with respect to one or more performance measures identified in the 2015 plan.
The 2015 plan includes a limit on awards to each individual. As noted above, no officer or employee may be granted options in any calendar year covering more than 300,000 shares of common stock and no participant may be granted more than 150,000 shares of restricted stock or restricted stock units in any calendar year.
The 2015 plan also identifies the performance measures that may be used in conjunction with restricted stock and restricted stock units awards that are intended to qualify under Section 162(m). The performance measures include: revenue; earnings; earnings per share; stock price; costs; return on equity; asset management; asset quality; asset growth; budget achievement; net operating income; average occupancy; year-end occupancy; funds from operations; cash available for distribution; total shareholder return (on an absolute and/or in relation to peers); leverage ratios; return on assets; revenue growth; capital expenditures, customer satisfaction survey results; property operating expense savings; design, development, permitting or other progress on designated properties; third party fee generation; leasing goals or goals relating to acquisitions or divestitures; lease retention; liability management; and/or credit management. The performance goals may be stated with respect to our company, on a per share basis or for our various properties, groups, divisions or subsidiaries.
The board recommends a vote FOR this proposal.

COMPENSATION OF NAMED EXECUTIVES
Compensation Discussion and Analysis
The following is a discussion and analysis of the compensation of our principal executive officer, persons serving as our principal financial officer and three other most highly compensated executive officers during 2014:

Edward J. Fritsch	President and Chief Executive Officer
Terry L. Stevens	Senior Vice President and Chief Financial Officer
Mark F. Mulhern	Senior Vice President and Chief Financial Officer
Michael E. Harris	Executive Vice President and Chief Operating Officer
Theodore J. Klinck	Senior Vice President and Chief Investment Officer
Jeffrey D. Miller	Senior Vice President, General Counsel and Secretary
Mr. Mulhern retired as a director of our company on August 11, 2014 to become senior vice president and chief financial officer of the company on September 29, 2014, upon the retirement of Terry L. Stevens. All information presented in this section and in the executive compensation tables consists only of compensation earned by Mr. Mulhern as an employee and does not include any compensation earned as a non-employee director.
Compensation Decision-Making. Our compensation and governance committee generally sets our compensation philosophy with respect to all of our officers, including our named executives. Actual compensation decisions with respect to Mr. Fritsch are made solely by the committee. Actual compensation decisions with respect to our other named executives are made by the committee after receiving input from Mr. Fritsch. Grants of awards to directors and officers under our long-term equity incentive plan are also pre-approved by the full board based on the recommendations of the committee.
Our executive compensation program was originally designed and implemented in 1999 with extensive input from Mercer Human Resource Consulting. The compensation and governance committee first engaged Mercer in 1999 and then again in 2004 and 2007 to review our existing compensation practices and suggest changes based on trends and developments impacting executive compensation and its best practices knowledge. In 2012, the committee engaged FTI Consulting, a nationally recognized compensation consultant specializing in the real estate industry, to review our executive and non-employee director compensation programs.
It was favorably noted that our stockholders overwhelmingly approved our executive compensation program at the 2014 annual meeting. Holders of 77.7 million shares of our common stock, or over 97% of the total votes cast, voted FOR the advisory vote on executive compensation. The compensation and governance committee considered these voting results as supportive of our general executive compensation practices.
Section 162(m) of the Internal Revenue Code generally denies a deduction for compensation in excess of $1,000,000 paid to certain executive officers, unless certain performance, disclosure and stockholder approval requirements are met. Option grants and certain other awards are intended to qualify as “performance-based” compensation not subject to the Section 162(m) deduction limitation. The committee believes that a substantial portion of compensation earned under our compensation program would be exempted from the $1,000,000 deduction limitation. The committee’s intention is to qualify, to the extent reasonable, a substantial portion of each executive officer’s compensation for deductibility under applicable tax laws. We generally believe that compensation earned by officers under our compensation program is deductible for tax purposes.

Compensation Objectives and Components. Compensation for our officers is based largely on the following principles:

•	variable compensation is a significant part of compensation, with the percentage at-risk increasing at higher levels of responsibility;

•	differences in executive compensation should reflect differing levels of responsibility and performance within our company;

•
employee stock ownership aligns the interests of officers and stockholders and results in officers sharing financially in the successes and shortcomings of our company based in part upon their responsibility, overall impact and contribution;

•	performance-based compensation focuses officers on strategic business objectives and aligns pay with performance through performance-leveraged incentive opportunities;

•
incentive compensation plans should encourage officers to take appropriate risks aimed at enhancing our business prospects and creating stockholder value without threatening the long-term viability of our company; and

•	compensation must be competitive with that offered by other companies that compete with us to attract and retain the best possible executive talent.
Peer Group. A key factor in determining levels of compensation is the pay practices of our peer group, which consists of publicly-traded office REITs that our board and management believe to be most comparable to our company in terms of property type, class and condition of buildings, types of geographic markets, revenues and capital structure. The peer group typically changes from time to time due to industry consolidation, new market entrants, significant shifts in portfolio types, etc.
Publicly-available data from the peer group was considered in determining the proportions of base salary, annual non-equity incentive compensation and equity incentive compensation, as well as targeted total compensation. Differences in market capitalization among the peer group and our company are considered. Overall compensation is intended to be at, above or below competitive levels depending upon our performance relative to our targeted performance and the performance of our peer group.
Our peer group consists of the following REITs:

•	Brandywine Realty Trust;

•	Corporate Office Properties Trust;

•	Cousins Properties Incorporated;

•	Liberty Property Trust;

•	Mack-Cali Realty Corp.;

•	Parkway Properties, Inc.; and

•	Piedmont Office Realty Trust, Inc.

The following table provides key information for each peer company according to publicly available information as of December 31, 2014 ($ in millions):

				Total Shareholder Returns
Name	Headquarters	Employees	Total Enterprise Value	1 Year	3 Year	5 Year	10 Year
Highwoods Properties, Inc.	Raleigh, NC	432	$6,354	27.7%	71.7%	70.4%	171.2%
Corporate Office Properties Trust	Columbia, MD	378	$4,904	24.7%	52.2%	(1.9)%	47.5%
Piedmont Office Realty Trust, Inc.	Johns Creek, GA	130	$5,174	19.1%	26.4%	70.0%	N/A
Brandywine Realty Trust	Radnor, PA	424	$5,175	18.2%	93.4%	80.0%	0.7%
Liberty Property Trust	Malvern, PA	431	$8,829	17.0%	42.5%	55.0%	60.1%
Cousins Properties Incorporated	Atlanta, GA	257	$3,265	13.8%	90.5%	72.2%	(35.7)%
Parkway Properties, Inc.	Orlando, FL	322	$4,039	(0.9)%	107.8%	2.5%	(41.1)%
Mack-Cali Realty Corporation	Edison, NJ	600	$4,023	(7.3)%	(15.6)%	(27.0)%	(24.1)%
Compensation Risk Assessment. Our compensation and governance committee does not believe that we have compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on our company. Other than as described below, we have no compensation policy or program that rewards employees solely on a transaction-specific basis. We have a development cash incentive plan pursuant to which certain of our division officers and other division operations personnel (but not our named executives) can receive a cash payout from a development incentive pool. The amount of funds available to be earned under the plan depends upon the timing and cash yields of a qualifying development project, but can be no higher than $100,000 per speculative development and $150,000 per build-to-suit development (which such funds would be included in the pro forma budget for the project if applicable). The program does not create an inappropriate risk because all development projects (inclusive of any such incentive compensation) must be approved in advance by our senior leadership team and, in most cases, the full board or the investment committee of our board, none of whom are eligible to receive such incentives. We also pay our in-house leasing representatives commissions for signed leases. The payment of leasing commissions does not create an inappropriate risk because amounts payable are derived from net effective cash rents (which deducts leasing capital expenditures and operating expenses) and leases must be executed by an officer of our company, none of whom are eligible to receive such commissions. Generally, lease transactions of a particular size or that contain terms or conditions that exceed certain guidelines also must be approved in advance by our senior leadership team. Additionally, we have an internal guideline whereby customers that account for more than 3% of our annualized revenues are periodically reviewed with the board. As of December 31, 2014, no customer other than the federal government accounted for more than 3% of our annualized cash revenues.
Base Salary. Base salaries for all of our employees are determined by position, which takes into consideration the scope of job responsibilities, the employee’s level of experience and expertise and competitive market compensation paid by other companies for similar positions. Base salaries are also driven by market competition to attract and retain high quality professionals. Our overall approach to setting base salaries is to create and sustain long-term stockholder value by balancing our need to retain high-quality professionals while appropriately managing our general and administrative expenses. Under guidelines established by our compensation and governance committee, the target for total cash compensation of our named executives is intended to approximate the 50th percentile of our peer group. Our named executives each received a base salary adjustment in March 2014 as part of a 3% merit pool for all company employees.
Bonuses Earned in 2014. The compensation and governance committee approved cash bonuses of $127,500 for Mr. Fritsch, $52,500 for each of Messrs. Harris, Klinck and Miller and $15,000 for Mr. Mulhern for excellent individual and team-oriented performance during the year.

Annual Non-Equity Incentive Program. In 2014, officers participated in our annual non-equity incentive program pursuant to which they were eligible to earn cash payments based on a percentage of their annual base salary in effect for December 2014. Under this component of our executive compensation program, officers are eligible to earn additional cash compensation to the extent specific performance-based metrics are achieved during the most recently completed year. The position held by each officer has a target annual incentive percentage. For 2014, the target annual incentive percentage was 130% for the chief executive officer, 95% for the chief operating officer, 90% for the chief financial officer, 85% for the chief investment officer and 75% for the general counsel. In addition to considering the pay practices of our peer group in determining each officer’s annual incentive percentage, the committee also considers the individual officer’s ability to influence our overall performance. The more senior the position, the greater the portion of compensation that varies with performance.
The percentage amount an officer may earn under the annual non-equity incentive program is the product of the target annual incentive percentage times an “actual performance factor,” which can range from zero to 200%. The actual performance factor depends upon the relationship between actual performance in specific areas at each of our divisions and predetermined goals. For our named executives, who served as corporate executives during 2014, the actual performance factor of 127% was based on the goals and criteria applied to our performance as a whole. Participants in our annual non-equity incentive program receive quarterly statements throughout the year that illustrate our projected performance, which is an important tool in keeping our employees focused on achieving our strategic and operating goals.
The components and weighting of each year’s metrics, which are approved by the compensation and governance committee near the beginning of each year as part of our budgeting and strategic planning process, are intended to closely match our company’s overall operating and financial goals and provide our officers with direct “line of sight” to focus their individual and collective efforts on the achievement of the metrics. The performance criteria, which are equally weighted, are the following:

•	per share funds from operations (“FFO”);

•
net operating income (on a division-by-division basis, inclusive of other income, general and administrative expense and a capital charge/credit applied to net operating income derived from investment activity and excluding unusual charges or credits); and

•	average occupancy (on a division-by-division basis).
The committee approves threshold, target and maximum levels with respect to each of the factors. The following table provides information about the performance-based metrics under our annual non-equity incentive program for 2014:

Factor	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Actual Performance Factor
Per Share FFO (1)	$2.822	$2.880	$2.995	$2.928	142%
Net Operating Income Growth	0.35%	1.25%	3.50%	1.45%	109%
Average Occupancy	87.0%	89.7%	92.7%	90.6%	130%
__________

(1)
Excluding any gains or impairments associated with depreciable properties or joint venture interests and unusual charges or credits. To the extent average leverage throughout 2014 was more or less than 42.3%, the effect of such difference was intended to be excluded. Actual average leverage was 41.7%, which had the effect of lowering our Per Share FFO by $0.017 cents per share. As a result, for purposes of the annual non-equity incentive program for 2014, $0.017 was added to the actual performance for Per Share FFO.

If the threshold level is not satisfied with respect to a particular factor, the actual performance factor would be zero with respect to that factor. If performance exceeds the threshold level but does not satisfy the target level, the actual performance factor would range on a continuum between 50% and 100% with respect to that factor. If performance is between the target level and the maximum level, the actual performance factor would range on a continuum between 100% and 200% with respect to that factor. The performance factor used to determine the amount an executive could earn in 2014 under the annual non-equity incentive program was the average of the three factors.

Notwithstanding the formulas described above, our compensation and governance committee retains the discretion and flexibility to increase or decrease the actual performance factor for Mr. Fritsch and, after receiving input from Mr. Fritsch, for our other named executives to more appropriately reflect actual performance, market conditions, unanticipated circumstances and other factors. The actual performance factor was not modified for any of our named executives in 2014.
The following table provides information about the performance-based metrics under our annual non-equity incentive program for 2015:

Factor	Threshold (50%)	Target (100%)	Maximum (200%)	Mid-Point of Projected Performance (1)
Per Share FFO (2)	$2.950	$3.005	$3.060	$3.005
Net Operating Income Growth	1.0%	2.5%	4.0%	5.5%
Average Occupancy	88.5%	91.5%	93.0%	92.1%
__________

(1)
As of February 10, 2015. These forward-looking projections are subject to risks and uncertainties. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Disclosure Regarding Forward-Looking Statements" in our 2014 annual report.

(2)
Excluding any gains or impairments associated with depreciable properties or joint venture interests and any unusual charges or credits that may occur. To the extent average leverage throughout the year is more or less than 41.8%, the resulting effects on Per Share FFO will also be excluded.

The threshold, target and maximum levels for each of the three factors are all higher in 2015 than in 2014.
Equity Incentive Compensation-Overview. Our officers are eligible to receive equity incentive compensation that promotes our long-term success by aligning their interests with the interests of our stockholders. The equity incentive awards provide executive officers with an ownership interest in our company and a direct and demonstrable stake in our success to the extent of their position, responsibility, overall impact and contribution. We have adopted stock ownership guidelines for all of our officers. For additional information, see “Election of Directors - Stock Ownership Guidelines.”
Our compensation and governance committee authorizes a mix of stock options and restricted stock awards to our named executives valued on the grant date at amounts generally ranging in the aggregate from 150% to 295% of their annual base salary depending upon position within our company. The mix generally consists of 20% in stock options, 40% in time-based restricted stock and 40% in total return-based restricted stock. In 2014, the percentage amount was 295% for our chief executive officer, 180% for our chief operating officer, chief financial officer and general counsel and 175% for our chief investment officer. In 2015, the percentage amount for our chief investment officer was increased to 180%. Such awards are typically issued during the first quarter of each year. Awards granted in 2014 and 2015 were issued under our 2009 long-term equity incentive plan.
Equity Incentive Compensation-Stock Options. The compensation and governance committee believes the issuance of stock options help align the interests of our named executives with the interests of our stockholders. Like restricted stock, stock options offer the potential to realize additional compensation in the future upon increases in the price of our common stock. Stock options differ from restricted stock in several key areas. First, the receipt of stock options is generally not taxable to holders until exercise, at which time there is typically cash available to the holder as a result of the sale of shares acquired upon exercise to pay the tax. Second, stock option exercises generally have a positive impact on our cash flows from financing activities. Third, holders of stock options, unlike restricted stock, are not entitled to receive dividends. Stock options expire after ten years and vest ratably on an annual basis generally over four years. If an officer dies or becomes disabled, unexercised stock options generally are forfeited within six months. If an officer otherwise leaves for any reason other than for cause, except as provided under our retirement plan, unexercised stock options generally are forfeited within three months. If an officer’s employment is terminated for cause, unexercised stock options are immediately forfeited.

Equity Incentive Compensation-Time-Based Restricted Stock. The compensation and governance committee believes that the issuance of time-based restricted stock is an important retention tool and serves to deter our officers from seeking other employment opportunities. Time-based restricted stock vests ratably on an annual basis generally over a four-year term. If an officer leaves, unvested shares are immediately forfeited except in the event of death, disability or as otherwise provided under our retirement plan. If an officer dies, unvested shares of time-based restricted stock will automatically vest. If an officer becomes disabled, unvested shares of time-based restricted stock will become non-forfeitable and continue to vest according to the terms of their original grants. Dividends received on time-based restricted stock are non-forfeitable and are paid at the same rate and on the same date as on shares of our common stock.
Equity Incentive Compensation-Total Return-Based Restricted Stock. The compensation and governance committee believes the issuance of total return-based restricted stock is an important retention tool that incentivizes our officers to concentrate their efforts on generating and sustaining long-term stockholder value. One of our principal goals is to provide our stockholders with attractive risk-adjusted returns on their investment through the consistent payment of quarterly dividends and stock price appreciation. Total return is defined as the sum of stock price appreciation plus reinvested dividends over the stock value at the beginning of the applicable period.
Each year, the committee sets minimum and maximum payout levels based on the probable total return of our common stock over three years using an analysis of all historical three-year total return periods since June 1994. In setting the minimum payout level, the committee considers the dividend yield of our common stock as of the beginning of the applicable three-year period on a three-year compounded basis as well as an expected probability achievement level that generally approximates 65%. If our absolute total return is less than the minimum threshold, all of the total return-based restricted stock will be forfeited at the end of the period, except as otherwise described below. The maximum payout level is determined such that the probability of achievement generally approximates 20%. In setting the target payout level, the committee considers an appropriate three-year compounded total return in light of then current economic conditions. This typically equates to the compounded annual dividend yield of our common stock as of the original grant date plus 250 to 500 basis points of compounded annual stock price appreciation.
The percentage of total return-based restricted stock that vests ranges between 50% and 100% to the extent our absolute total return ranges between the minimum level and the target level. All of the total-return based restricted stock will vest and we will issue an amount of additional shares up to 50% of the original award to the extent our absolute total return ranges between the target level and the maximum level. These additional shares, if any, would be fully vested when issued.
The following table provides information about the total return-based restricted stock issued in 2014 and 2015:

Year	Starting Price (1)	Minimum (50%)	Target (100%)	Maximum (150%)
2014	$37.71	14.6% Total Return	25.0% Total Return	60.0% Total Return
2015	$45.61	12.5% Total Return	25.0% Total Return	37.5% Total Return
__________

(1)	Per share closing price as of the last trading day prior to the beginning of the applicable three-year period.
Notwithstanding the foregoing, if our total return exceeds 100% of the peer group total return index, at least 75% of total return-based restricted stock will vest at the end of the applicable period.
If an officer leaves before the end of the three-year performance period, all of the total return-based restricted stock will be forfeited except in the event of death, disability or as otherwise provided under our retirement plan. If an officer dies or becomes disabled, a pro rata portion of the total return-based restricted stock would become non-forfeitable and continue to vest according to the terms of their original grants.
Except as set forth in the next sentence, dividends received on restricted stock are non-forfeitable and are paid at the same rate and on the same date as on shares of our common stock. With respect to shares of total return-based restricted stock issued to our chief executive officer, dividends accumulate and are payable only if and to the extent the shares vest.
Employee Benefits and Perquisites. Each officer receives the same company-wide benefits as are generally available to all other salaried employees, such as short and long-term disability insurance, basic life insurance and eligibility for health and supplemental life insurance, access to flexible health care reimbursement accounts and 401(k) matching. Officers participate in the same company-wide health insurance program, except that we pay an officer’s family premium. Additionally, officers are entitled to receive additional annual perquisites not widely available to all salaried employees, such as a vehicle allowance and reimbursement for personal financial consulting services.
Prior to 2010, officers could elect to defer all or a portion of their base salary and/or amounts earned under our annual non-equity incentive plan, which were then invested in unrelated mutual funds under our non-qualified deferred compensation plan. The investment options under the deferred compensation plan are identical to the investment options available to all employees under our 401(k) plan, except that the funds remain assets of our company until payout. Payout elections, which were made at the discretion of each participant, were made during or prior to the year in which the deferral occurred, as required by applicable income tax regulations.
Chief Financial Officer Compensation in 2014. Mr. Mulhern’s annual base salary is $390,000. Like other named executives, Mr. Mulhern was eligible to participate in our annual non-equity incentive program for 2014 pursuant to which he was eligible to earn cash payments based on a percentage of his annual base salary (which was pro rated for his actual period of employment in 2014). For 2014, the target annual incentive percentage was 90% for our chief financial officer position. Mr. Mulhern was also eligible to earn a one-time transition payment of $70,000, which was paid at the same time as payments under our annual non-equity incentive program for 2014.
Mr. Mulhern was also eligible to participate in our long-term equity incentive program for 2014 based on a percentage of his annual base salary. For 2014, the percentage amount was 180% for our chief financial officer. To that end, on September 29, 2014, Mr. Mulhern was granted 7,175 shares of time-based restricted stock, 7,175 shares of total return-based restricted stock and 24,249 stock options with an exercise price of $39.20 per share.
On September 29, 2014, we also entered into a change in control agreement with Mr. Mulhern on terms substantially similar to the change in control agreements we have in effect with our other executive officers.
Employment Contracts. Other than Mr. Harris, none of our named executives has an employment agreement with us. We have a three-year employment contract with Mr. Harris that is extended automatically unless we give notice to Mr. Harris during the 60-day period ending one year prior to expiration of the contract. Mr. Harris may terminate the contract at any time upon 30 days’ prior written notice to us. The contract restricts Mr. Harris from competing with us during employment and, except in certain circumstances, for a one-year period after termination of employment. The contract provides for, among other things, a severance payment in the event of termination by us without cause or termination by Mr. Harris for good reason equal to his base salary then in effect for the greater of one year from the date of termination or the remaining term of the contract plus amounts earned under our annual non-equity incentive program but unpaid as of the employment termination date.
Change in Control Arrangements. The currently outstanding award agreements under our 2009 long-term equity incentive plan provide for the immediate vesting of all stock options and restricted stock upon a change in control (as defined in the 2009 plan). Additionally, we have change in control arrangements with our named executives that provide benefits to such officers in the event of an involuntary termination of employment after a change in control. Our compensation and governance committee believes the benefits payable upon such a termination of employment following a change in control are reasonable relative to similar arrangements involving executive officers of our peer companies and are important to ensure the retention and focus of key employees in the event our board determines that pursuing a potential change in control is in our stockholders’ best interest.
We have change in control agreements with Messrs. Fritsch, Mulhern, Harris and Miller providing that, if within three years from the date of a change in control, the employment of the executive officer is terminated without cause, or the officer resigns with “good reason” (i.e. because such officer's responsibilities are changed, salary is reduced or responsibilities are diminished), such officer will be entitled to receive a cash payment equal to 2.99 times a base amount. The base amount for these purposes is equal to 12 times the highest monthly salary paid to the executive officer during the 12-month period ending prior to a change in control plus the greater of (1) the average amount earned under our annual non-equity incentive program and any other cash bonuses for the preceding three years or (2) the amount earned under such program and any other cash bonuses during the prior year. Each officer would also be entitled upon any such termination to receive a stay bonus otherwise payable on the first anniversary of a change in control in an amount equal to the base amount referred to in the preceding sentence. The agreements do not provide for benefits if the officer voluntarily resigns without good reason or gross-up payments to pay for applicable excise taxes. The agreements for Messrs. Fritsch, Harris and Miller are currently scheduled to expire on February 12, 2018 and the agreement for Mr. Mulhern is currently scheduled to expire on September 29, 2017. Each agreement is automatically extended for one additional year on each anniversary date unless we give at least 60 days’ prior notice that the term will not be extended. Our change in control agreement with Mr. Stevens was terminated effective with his retirement.
Mr. Klinck would be eligible to receive certain benefits upon an involuntary termination within a one-year period after a change in control pursuant to an arrangement we have in place covering other employees. This arrangement generally provides that, if within 12 months from the date of a change in control, the employment of the employee is terminated without cause, including a voluntary termination with good reason, such employee will be entitled to receive up to one year’s base salary plus the amount earned (on an annualized basis) during the year of such change in control under our annual non-equity incentive program. In addition, Mr. Klinck was provided with certain additional benefits in the event his employment had been terminated upon a change in control that had occurred within three years of his original employment date.
For purposes of these arrangements other than our long-term equity incentive plans, “change in control” generally means any of the following events:

•	the acquisition by a third party of 20% or more of our then-outstanding common stock;

•
the individuals who currently constitute the board (or individuals who subsequently become directors whose elections or nominations were approved by at least a majority of the directors currently constituting the board) cease for any reason to constitute a majority of the board;

•	approval by our stockholders of a reorganization, merger or consolidation in which we are not the surviving entity; or

•	approval by our stockholders of a complete liquidation or dissolution or the sale or other disposition of all or substantially all of our assets.
Retirement Plan. We have a retirement plan for employees with at least 30 years of continuous service or are at least 55 years old with at least 10 years of continuous service. Subject to advance written notice and a non-compete agreement, eligible retirees would be entitled to receive a pro rata amount of the annual non-equity incentive compensation earned during the year of retirement and stock options and time-based restricted stock would be non-forfeitable and vest according to the terms of their original grants. Eligible retirees would also be entitled to retain any total return-based restricted stock that subsequently vests after the retirement date according to the terms of their original grants. Messrs. Fritsch and Harris are currently eligible to receive benefits under the retirement plan. Upon his retirement, Mr. Stevens was eligible to receive benefits under the retirement plan.
Incentive Compensation Recoupment Policy. Under our corporate governance guidelines, in the event of a significant restatement of our historical financial results, the board will review any incentive compensation that was provided to officers on the basis of our company having met or exceeded specific performance targets during the period subject to restatement. If (1) the incentive compensation would have been lower had it been based on the restated financial results and (2) the board determines that any officer engaged in fraud or intentional misconduct as of the date such financial results were completed for personal pecuniary gain that caused or substantially caused the need for the restatement, then the board will, to the extent practicable, seek to recover from such officer the portion of such compensation that would not have been earned had the incentive compensation been based on the financial results as restated. Our incentive compensation recoupment policy applies to amounts earned under our annual non-equity incentive plan and awards under our long-term equity incentive plans.
Compensation and Governance Committee Report
The compensation and governance committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on such review and discussions, the committee recommended to our board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation and Governance Committee

L. Glenn Orr, Jr. (chair)	Carlos E. Evans	O. Temple Sloan, Jr.
Summary Compensation
The following table provides information regarding the compensation of our named executives:

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Edward J. Fritsch	2014	$629,192	$127,500	$1,454,757	$373,734	$1,044,367	$116,227	$3,745,777
President and Chief Executive Officer	2013	$607,500	—	$1,335,090	$354,003	$944,743	$94,881	$3,336,217
	2012	$560,614	—	$1,440,876	$328,614	$1,067,303	$149,228	$3,546,635
Terry L. Stevens	2014	$293,739	—	$550,636	$140,811	$333,925	$81,287	$1,400,398
Senior Vice President and Chief Financial Officer	2013	$375,122	$75,000	$508,298	$133,380	$403,867	$67,740	$1,563,407
	2012	$370,491	—	$584,783	$133,378	$456,261	$71,291	$1,616,204
Mark F. Mulhern	2014	$97,500	$15,000	$557,260	$140,402	$114,641	$76,621	$1,001,424
Senior Vice President and Chief Financial Officer

Michael E. Harris	2014	$389,820	$52,500	$551,878	$141,128	$472,308	$69,862	$1,677,496
Executive Vice President and Chief Operating Officer	2013	$375,956	$75,000	$509,462	$133,673	$427,253	$68,758	$1,590,102
	2012	$371,315	—	$586,127	$133,674	$482,680	$71,676	$1,645,472
Theodore J. Klinck	2014	$273,283	$52,500	$402,464	$79,180	$301,838	$50,223	$1,159,488
Senior Vice President and Chief Investment Officer	2013	$253,125	$75,000	$285,841	$74,997	$227,102	$43,997	$960,062
	2012	$201,923	—	$212,981	$48,358	$206,790	$126,933	$796,985
Jeffrey D. Miller	2014	$279,520	$52,500	$396,139	$101,311	$267,671	$57,980	$1,155,121
Senior Vice President, General Counsel and Secretary	2013	$269,884	$75,000	$365,721	$95,960	$242,137	$59,146	$1,107,848
	2012	$266,552	—	$420,724	$95,960	$273,550	$60,072	$1,116,858
__________

(1)
Reflects the grant date fair value. For assumptions used in the valuation of outstanding restricted stock and stock options, see note 13 to the consolidated financial statements in our 2014 annual report. As reflected under “Grants of Plan-Based Awards,” assuming maximum levels of performance with respect to total return-based restricted stock granted on February 28, 2014, on February 28, 2017, Mr. Fritsch will receive an additional 10,004 shares, Mr. Stevens will receive an additional 3,769 shares, Mr. Harris will receive an additional 3,778 shares, Mr. Klinck will receive an additional 2,120 shares and Mr. Miller will receive an additional 2,712 shares. Based on the $37.71 per share closing price of our common stock on February 28, 2014, the original grant date, the value of such additional shares would be $377,251, $142,129, $142,468, $79,945 and $102,270, respectively. Assuming maximum levels of performance with respect to total return-based restricted stock granted on April 16, 2014, on February 28, 2017, Mr. Klinck will receive an additional 620 shares. Based on the $38.64 per share closing price of our common stock on April 16, 2014, the original grant date, the value of such additional shares would be $23,957. Assuming maximum levels of performance with respect to total return-based restricted stock granted on September 29, 2014, on February 28, 2017, Mr. Mulhern will receive an additional 3,588 shares. Based on the $39.20 per share closing price of our common stock on September 29, 2014, the original grant date, the value of such additional shares would be $140,650. Assuming maximum levels of performance with respect to total return-based restricted stock granted in 2013, on February 29, 2016, Mr. Fritsch will receive an additional 9,855 shares, Mr. Stevens will receive an additional 3,713 shares, Mr. Harris will receive an additional 3,722 shares, Mr. Klinck will receive an additional 2,088 shares and Mr. Miller will receive an additional 2,672 shares. Based on the $36.50 per share closing price of our common stock on February 28, 2013, the original grant date, the value of such additional shares would be $359,708, $135,525, $135,853, $76,212 and $97,528, respectively.

All Other Compensation
The following table provides information regarding “All Other Compensation” in the table above for 2014:

Name	401(k) Match	Dividends on Restricted Stock (1)	Financial Consulting Services	Vehicle Allowance	Other Benefits (2)	Total All Other Compensation
Edward J. Fritsch	$11,700	$57,089	$13,970	$8,636	$24,832	$116,227
Terry L. Stevens	$11,700	$32,518	$2,382	$5,910	$28,777	$81,287
Mark F. Mulhern	—	$3,049	—	$1,950	$71,622	$76,621
Michael E. Harris	$11,700	$32,872	$5,607	$7,800	$11,883	$69,862
Theodore J. Klinck	$11,700	$15,657	$5,236	$7,800	$9,830	$50,223
Jeffrey D. Miller	$11,700	$23,596	$5,288	$7,800	$9,596	$57,980
__________

(1)
Excludes dividends paid on total return-based restricted stock, the expected value of which were factored into the original grant date fair value reflected in the “Stock Awards” column in the table under “Summary Compensation.”

(2)	Includes $14,737 of supplemental life insurance premiums for Mr. Fritsch, a retirement gift valued at $22,270 for Mr. Stevens and a $70,000 transition payment for Mr. Mulhern.

Grants of Plan-Based Awards
The following table provides information regarding plan-based awards granted in 2014 to our named executives:

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Per-Share Exercise Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name and Type of Award	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edward J. Fritsch (4)
Annual Non-Equity Incentive	$411,743	$823,485	$1,646,970
Total Return-Based Restricted Stock				10,004	20,007	30,011				$700,293
Time-Based Restricted Stock							20,007			$754,464
Stock Options								54,243	$37.71	$373,734
Terry L. Stevens (4)
Annual Non-Equity Incentive	$131,650	$263,300	$526,600
Total Return-Based Restricted Stock				3,769	7,538	11,307				$266,378
Time-Based Restricted Stock							7,538			$284,258
Stock Options								20,437	$37.71	$140,811
Mark F. Mulhern (5)
Annual Non-Equity Incentive	$45,192	$90,383	$180,766
Total Return-Based Restricted Stock				3,588	7,175	10,763				$276,000
Time-Based Restricted Stock							7,175			$281,260
Stock Options								24,249	$39.20	$140,402
Michael E. Harris (4)
Annual Non-Equity Incentive	$186,208	$372,415	$744,830
Total Return-Based Restricted Stock				3,778	7,555	11,333				$266,979
Time-Based Restricted Stock							7,555			$284,899
Stock Options								20,483	$37.71	$141,128
Theodore J. Klinck (6)
Annual Non-Equity Incentive	$119,000	$238,000	$476,000
Total Return-Based Restricted Stock				2,740	5,479	8,219				$194,698
Time-Based Restricted Stock							5,479			$207,766
Stock Options								11,492	$37.71	$79,180
Jeffrey D. Miller (4)
Annual Non-Equity Incentive	$105,530	$211,059	$422,118
Total Return-Based Restricted Stock				2,712	5,423	8,135				$191,638
Time-Based Restricted Stock							5,423			$204,501
Stock Options								14,704	$37.71	$101,311
__________

(1)
The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns reflect the threshold, target and maximum cash amounts that our named executives were eligible to earn in 2014 under our annual non-equity incentive program. Amounts set forth for Messrs. Stevens and Mulhern have been pro rated for their respective periods of employment in 2014. On a combined basis, the chief financial officer position was eligible for threshold, target and maximum payouts of $176,842, $353,683 and $707,366, respectively. The “Non-Equity Incentive Plan Compensation” column in the table under “-Summary Compensation” includes actual cash amounts earned under these plans for 2014.

(2)
The “Estimated Future Payouts Under Equity Incentive Plan Awards” columns reflect the number of shares of total return-based restricted stock that will vest in the future assuming threshold, target and maximum levels are satisfied. The number of shares of restricted stock set forth in the target column reflects the actual number of shares of restricted stock granted in 2014. None of the restricted stock granted in 2014 had vested as of December 31, 2014.

(3)
Reflects the fair value of each applicable grant of stock options and restricted stock. For a description of our accounting policies and information regarding the calculation of the fair value of awards of stock options, total return-based restricted stock and time-based restricted stock, see note 13 to the consolidated financial statements in our 2014 annual report.

(4)	For Messrs. Fritsch, Stevens, Harris and Miller, the grant date for all equity incentive awards was February 28, 2014.

(5)	For Mr. Mulhern, the grant date for all equity incentive awards was September 29, 2014.

(6)
For Mr. Klinck, the grant date was February 28, 2014 with respect to 4,239 shares of total return-based restricted stock, 4,239 shares of time-based restricted stock and 11,492 stock options and April 16, 2014 with respect to 1,240 shares of total return-based restricted stock and 1,240 shares of time-based restricted stock.

Outstanding Equity Awards
The following table provides information regarding outstanding equity awards held by our named executives as of December 31, 2014, which is based on our year-end stock price of $44.28 per share:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (1)	Market Value of Shares of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested (2)
Edward J. Fritsch	64,323		$29.05	2/25/17
Edward J. Fritsch (3)	12,328	12,328	$33.93	2/27/18
Edward J. Fritsch (4)	14,992	29,983	$32.00	2/28/19
Edward J. Fritsch (5)	13,615	40,847	$36.50	2/29/20
Edward J. Fritsch (6)		54,243	$37.71	2/29/24
Edward J. Fritsch (7)					49,708	$2,201,070	60,084	$2,660,520
Terry L. Stevens (3)		4,728	$33.93	2/27/18
Terry L. Stevens (4)		12,170	$32.00	2/28/19
Terry L. Stevens (5)		15,390	$36.50	2/29/20
Terry L. Stevens (6)		20,437	$37.71	2/29/24
Terry L. Stevens (8)					19,055	$843,755	23,230	$1,028,624
Mark F. Mulhern (6)		24,249	$39.20	9/29/24
Mark F. Mulhern (9)					7,175	$317,709	7,175	$317,709
Michael E. Harris (3)		5,015	$33.93	2/27/18
Michael E. Harris (4)		12,197	$32.00	2/28/19
Michael E. Harris (5)		15,424	$36.50	2/29/20
Michael E. Harris (6)		20,483	$37.71	2/29/24
Michael E. Harris (10)					19,206	$850,442	23,283	$1,030,971
Theodore J. Klinck (4)		4,554	$31.36	3/11/19
Theodore J. Klinck (5)		8,654	$36.50	2/29/20
Theodore J. Klinck (6)		11,492	$37.71	2/29/24
Theodore J. Klinck (11)					10,129	$448,512	12,693	$562,046
Jeffrey D. Miller (3)		3,600	$33.93	2/27/18
Jeffrey D. Miller (4)		8,755	$32.00	2/28/19
Jeffrey D. Miller (5)	3,691	11,072	$36.50	2/29/20
Jeffrey D. Miller (6)		14,704	$37.71	2/29/24
Jeffrey D. Miller (12)					13,786	$610,444	16,713	$740,052
__________

(1)	Consists of time-based restricted stock.

(2)	Consists of total return-based restricted stock.

(3)	Such stock options were issued in 2011. All remaining unexercisable stock options became exercisable prior to the mailing of this proxy statement.

(4)	Such stock options were issued in 2012 and vest ratably on an annual basis over a four-year term.

(5)	Such stock options were issued in 2013 and vest ratably on an annual basis over a four-year term.

(6)	Such stock options were issued in 2014 and vest ratably on an annual basis over a four-year term.

(7)
With respect to shares of time-based restricted stock, 19,757 shares vested prior to the mailing of this proxy statement, 15,020 shares are scheduled to vest in March 2016, 9,929 shares are scheduled to vest in March 2017 and 5,002 shares are scheduled to vest in March 2018. With respect to shares of total return-based restricted stock, 20,367 shares vested prior to the mailing of this proxy statement, 19,710 shares are scheduled to vest after February 29, 2016 and 20,007 shares are scheduled to vest after February 28, 2017 if and to the extent the vesting criteria is satisfied.

(8)
With respect to shares of time-based restricted stock, 7,624 shares vested prior to the mailing of this proxy statement, 5,805 shares are scheduled to vest in March 2016, 3,741 shares are scheduled to vest in March 2017 and 1,885 shares are scheduled to vest in March 2018. With respect to shares of total return-based restricted stock, 8,266 shares vested prior to the mailing of this proxy statement, 7,426 shares are scheduled to vest after February 29, 2016 and 7,538 shares are scheduled to vest after February 28, 2017 if and to the extent the vesting criteria is satisfied.

(9)
With respect to shares of time-based restricted stock, 1,793 shares are scheduled to vest in September 2015, 1,794 shares are scheduled to vest in March 2016, 1,794 shares are scheduled to vest in March 2017 and 1,794 shares are scheduled to vest in March 2018. With respect to shares of total return-based restricted stock, 7,175 shares are scheduled to vest after February 28, 2017 if and to the extent the vesting criteria is satisfied.

(10)
With respect to shares of time-based restricted stock, 7,746 shares vested prior to the mailing of this proxy statement, 5,822 shares are scheduled to vest in March 2016, 3,749 shares are scheduled to vest in March 2017 and 1,889 shares are scheduled to vest in March 2018. With respect to shares of total return-based restricted stock, 8,285 shares vested prior to the mailing of this proxy statement, 7,443 shares are scheduled to vest after February 29, 2016 and 7,555 shares are scheduled to vest after February 28, 2017 if and to the extent the vesting criteria is satisfied.

(11)
With respect to shares of time-based restricted stock, 2,862 shares vested prior to the mailing of this proxy statement, 310 shares are scheduled to vest in April 2015, 3,173 shares are scheduled to vest in March 2016, 2,414 shares are scheduled to vest in March 2017 and 1,370 shares are scheduled to vest in March 2018. With respect to shares of total return-based restricted stock, 3,038 shares vested prior to the mailing of this proxy statement, 4,176 shares are scheduled to vest after February 29, 2016 and 5,479 shares are scheduled to vest after February 28, 2017 if and to the extent the vesting criteria is satisfied.

(12)
With respect to shares of time-based restricted stock, 5,561 shares vested prior to the mailing of this proxy statement, 4,178 shares are scheduled to vest in March 2016, 2,691 shares are scheduled to vest in March 2017 and 1,356 shares are scheduled to vest in March 2018. With respect to shares of total return-based restricted stock, 5,947 shares vested prior to the mailing of this proxy statement, 5,343 shares are scheduled to vest after February 29, 2016 and 5,423 shares are scheduled to vest after February 28, 2017 if and to the extent the vesting criteria is satisfied.

Option Exercises and Stock Vested
The following table provides information regarding the exercise of stock options and vesting of restricted stock by our named executives during 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Edward J. Fritsch	170,199	$3,053,124	20,210	$762,119
Terry L. Stevens	22,111	$172,107	7,832	$295,345
Michael E. Harris	22,796	$219,298	8,078	$304,621
Theodore J. Klinck	7,437	$72,720	1,804	$68,029
Jeffrey D. Miller	24,251	$196,169	5,799	$218,680
Nonqualified Deferred Compensation
The following table provides information regarding funds invested prior to 2010 by Messrs. Fritsch, Stevens and Harris in our nonqualified deferred compensation plan:

Name	Aggregate Balance at December 31, 2013	Aggregate Earnings	Aggregate Distributions	Aggregate Balance at December 31, 2014
Edward J. Fritsch	$200,114	$8,071	$47,969	$160,216
Terry L. Stevens	$644,703	$43,817	$159,687	$528,833
Michael E. Harris	$370,280	$24,923	—	$395,203
Potential Payments Upon Termination or a Change in Control
Under the currently outstanding award agreements under our 2009 long-term equity incentive plan, had the employment of any of Messrs. Fritsch, Mulhern, Miller or Klinck been terminated as of December 31, 2014 due to their death or disability (except as set forth in the next sentence), all of their unvested time-based restricted stock would have vested immediately, a pro rata portion of their total return-based restricted stock would have been non-forfeitable and continue to vest according to the terms of their original grants and their stock options exercisable as of December 31, 2014 would have continued to be exercisable for a six-month period thereafter. In the event of a disability, unvested shares of time-based restricted stock would have become non-forfeitable and continue to vest according to the terms of their original grants.
Under the terms of our retirement plan, had Mr. Fritsch retired as of December 31, 2014, subject to a non-compete agreement, he would have been entitled to receive a cash payment equal to the amount earned under the 2014 annual non-equity incentive program, his unvested stock options and time-based restricted stock would be non-forfeitable and vest according to the terms of his original grants and he would be entitled to retain any total return-based restricted stock that subsequently vests after the retirement date according to the terms of his original grants.
The following sets forth estimated information regarding the benefits Mr. Harris would have received under his employment agreement or the retirement plan had his employment been terminated as of December 31, 2014:

•
In the event of his death, the estate of Mr. Harris would have been entitled to receive a cash payment of $32,668 plus the amount earned under the 2014 annual non-equity incentive program. All of his unvested time-based restricted stock would have vested immediately, a pro rata portion of his total return-based restricted stock would have been non-forfeitable and continue to vest according to the terms of their original grants and his stock options exercisable as of December 31, 2014 would have continued to be exercisable for a six-month period thereafter.

•
In the event of his disability, Mr. Harris would have been entitled to receive a cash payment of $196,008 plus the amount earned under the 2014 annual non-equity incentive program. All of his unvested time-based restricted stock and a pro rata portion of his total return-based restricted stock would have been non-forfeitable and continue to vest according to the terms of their original grants and his stock options exercisable as of December 31, 2014 would have continued to be exercisable for a six-month period thereafter.

•
In the event of termination by us without cause or by him with good reason, Mr. Harris would have been entitled to receive a cash payment of $392,016 plus the amount earned under the 2014 annual non-equity incentive program, continuing benefits valued at $16,991 and all of his unvested restricted stock and outstanding stock options, whether or not then exercisable, would have been non-forfeitable and would have vested automatically.

•
In the event of termination by Mr. Harris without good reason, Mr. Harris would have been entitled to receive a cash payment of $32,668, continuing benefits valued at $1,416 and his stock options exercisable as of December 31, 2014 would have continued to be exercisable for a three-month period thereafter.

•
In the event of retirement, subject to a non-compete agreement, Mr. Harris would have been entitled to receive a cash payment equal to the amount earned under the 2014 annual non-equity incentive program, his unvested stock options and time-based restricted stock would be non-forfeitable and vest according to the terms of their original grants and he would be entitled to retain any total return-based restricted stock that subsequently vests after the retirement date according to the terms of their original grants.

Upon his retirement and subject to a non-compete agreement, Mr. Stevens was eligible to receive a cash payment equal to the amount earned under our 2014 annual non-equity incentive program, his unvested stock options and time-based restricted stock became non-forfeitable and will vest according to the terms of his original grants and he is entitled to retain any total return-based restricted stock that subsequently vests after the retirement date according to the terms of his original grants. The value of such vesting as of December 31, 2014 was $843,755 with respect to time-based restricted stock, $1,028,624 with respect to total return-based restricted stock and $452,388 with respect to stock options.
See " - Summary Compensation" for information regarding amounts earned under our 2014 annual non-equity incentive program and " - Outstanding Equity Awards" for information regarding outstanding restricted stock and stock options as of December 31, 2014. With respect to Messrs. Fritsch, Mulhern and Miller, the value of such vesting of restricted stock and stock options outstanding as of December 31, 2014 are set forth in the below table.

The following table provides estimated information regarding the benefits Messrs. Fritsch, Mulhern, Harris and Miller would have each received assuming the employment of such officers had been involuntarily terminated in connection with a change in control as of December 31, 2014:

Name	Cash Payment	Value of Benefits	Value of Vesting of Time-Based Restricted Stock	Value of Vesting of Total Return-Based Restricted Stock	Value of Vesting of Stock Options
Edward J. Fritsch (1)	$8,375,082	$495,785	$2,292,652	$4,426,507	$1,169,922
Mark F. Mulhern	$3,659,694	$154,274	$317,709	$476,564	$123,185
Michael E. Harris	$4,182,936	$131,114	$850,442	$1,609,805	$456,256
Jeffrey D. Miller	$2,720,487	$152,933	$610,444	$1,155,546	$327,517
__________

(1)	Amounts set forth under “Value of Vesting of Time-Based Restricted Stock” and “Value of Vesting of Total Return-Based Restricted Stock” include any accumulated and unpaid dividends.
In the event the employment of these named executives had not been involuntarily terminated in connection with a change in control as of December 31, 2014, all of the outstanding restricted stock and unexercisable stock options would nonetheless have vested as of such date. Additionally, the stay bonus payable on December 31, 2015 would have been $1,805,317 for Mr. Fritsch, $811,562 for Mr. Mulhern, $916,824 for Mr. Harris and $601,583 for Mr. Miller.
Had Mr. Klinck’s employment been involuntarily terminated in connection with a change in control as of December 31, 2014, he would have been entitled to receive an estimated cash payment of $270,213 plus the amount earned under the 2014 annual non-equity incentive program. Additionally, all of Mr. Klinck’s outstanding restricted stock and unexercisable stock options would have vested as of such date. See " - Summary Compensation" for information regarding amounts earned under our 2014 annual non-equity incentive program and " - Outstanding Equity Awards" for information regarding outstanding restricted stock and stock options as of December 31, 2014. The value of such vesting as of December 31, 2014 was $448,512 with respect to time-based restricted stock, $856,445 with respect to total return-based restricted stock and $201,668 with respect to stock options.
Mr. Stevens' change in control agreement was terminated upon his retirement on September 30, 2014.
ADDITIONAL INFORMATION
Voting Information
Holders of record of shares of our common stock as of the close of business on the record date, March 2, 2015, are entitled to vote at the meeting. The outstanding common stock is the only class of securities entitled to vote at the meeting and each share of common stock entitles the holder to one vote. At the close of business on the record date, there were 93,515,542 shares of common stock issued and outstanding.
The presence, in person or by proxy, of holders of at least a majority of the total number of shares of common stock is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will count toward the presence of a quorum. The election of directors requires the vote of a plurality of all of the votes cast at the meeting; however, our corporate governance guidelines provide that, in uncontested elections such as at this annual meeting, any director nominee who receives a greater number of votes WITHHELD from his or her election than votes FOR such election must promptly offer to resign following certification of the vote. The ratification of Deloitte & Touche as our independent auditor, the advisory vote on executive compensation and the proposal to approve our 2015 long-term equity incentive plan require the affirmative vote of a majority of the votes cast on each proposal. With respect to all proposals other than the proposal to approve our 2015 long-term equity incentive plan, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. With respect to the proposal to approve our 2015 long-term equity incentive plan, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of Deloitte & Touche as our independent auditor even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, the advisory vote on executive compensation or the proposal to approve our 2015 long-term equity incentive plan, in which case a broker non-vote will occur and your shares will not be voted on these matters.
Shares of common stock represented by a properly executed proxy received prior to the vote at the meeting and not revoked will be voted at the meeting as directed on the proxy. Where no specification is made on a properly executed form of proxy from a stockholder of record, the shares will be voted FOR the election of all nominees for director, FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditor for 2015, FOR the advisory vote on executive compensation, FOR the proposal to approve our 2015 long-term equity incentive plan and FOR authorization of the proxy to vote upon such other business as may properly come before the meeting and any adjournments or postponements.
Proxy Solicitation and Document Request Information
This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies for use at the annual meeting. This solicitation is made on behalf of our board of directors.
You will soon receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our 2014 annual report, and how to vote online. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials except upon request. The Notice will instruct you how to access and review the proxy materials online and how you may submit your proxy online or by telephone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
Other Matters
Our management knows of no other matters that may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his judgment on such matters.
Stockholder Proposals for 2016 Annual Meeting
To be considered for inclusion in the 2016 proxy material, stockholder proposals to be presented at the 2016 annual meeting must be received by our secretary no later than December 4, 2015. If a stockholder wishes to present a proposal at the 2016 annual meeting, whether or not the proposal is intended to be included in the 2016 proxy material, our bylaws require that the stockholder give advance written notice to our secretary not less than 60 nor more than 90 days prior to May 13, 2016, which is the anniversary of this meeting. If a stockholder is permitted to present a proposal at the 2016 annual meeting but the proposal is not included in the 2016 proxy material, the compensation and governance committee has determined that our proxy holder would have the discretionary authority granted by the proxy card to vote on the proposal if the proposal was received after February 18, 2016.
Costs of Proxy Solicitation
The cost of preparing, assembling and making the proxy material available to our stockholders will be borne by us. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain proxies from, such beneficial owners and we will reimburse such holder for their reasonable expenses in doing so. We have retained Broadridge and Wells Fargo Shareowner Services to assist in the process of identifying and contacting stockholders for the purpose of soliciting proxies. The entire expense of these proxy solicitation consulting services is expected to be approximately $10,000.
Delivery of Materials to Households
The SEC has adopted rules that permit companies and intermediaries, such as a broker, bank or other agent, to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.
We and some brokers, banks or other agents may be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of the proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a single set of the proxy materials, to any stockholder free of charge at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy, you may send a written request to Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604, Attention: Corporate Secretary. You can also contact your broker, bank or other nominee to make a similar request.

Appendix A

HIGHWOODS PROPERTIES, INC.
2015 LONG-TERM EQUITY INCENTIVE PLAN
SECTION 1
EFFECTIVE DATE AND PURPOSE
1.1Effective Date. This Plan shall become effective upon approval by the holders of a majority of the outstanding Shares at a duly authorized meeting of the Company’s stockholders.
1.2Purpose of the Plan. The Plan is designed to provide a means to attract, motivate and retain eligible Participants and to further the growth and financial success of the Company by aligning the interests of Participants through the ownership of Shares and other incentives with the interests of the Company’s stockholders.
SECTION 2
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.2“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock or Restricted Stock Units.
2.3“Award Agreement” means either (1) the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan or (2) a statement issued by the Company to a Participant describing the terms and provisions of such Award.
2.4“Board” or “Board of Directors” means the Board of Directors of the Company.
2.5“Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.6“Committee” means the Compensation and Governance Committee of the Board of Directors.
2.7“Company” means Highwoods Properties, Inc., a Maryland corporation, or any successor thereto.
2.8“Employee Participant” means a Participant who is an officer or employee of the Company or a Subsidiary.
2.9“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.10“Fair Market Value” means, as of any given date, (i) the closing sales price of the Shares on any national securities exchange on which the Shares are listed; (ii) the closing sales price if the Shares are listed on The Nasdaq Stock Market or other over the counter market; or (iii) if there is no regular public trading market for such Shares, the fair market value of the Shares as determined by the Committee.
2.11“Grant Date” means, with respect to an Award, the date such Award is granted to a Participant.
2.12“Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.
2.13“Non-Employee Participant” means a Participant who is not an Employee Participant.
2.14“Nonqualified Stock Option” means an Option to purchase Shares which is not designated or intended to be an Incentive Stock Option.
2.15“Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.16“Participant” means an officer, employee or director of the Company or a Subsidiary who has an outstanding Award under the Plan.
2.17“Performance Goals” shall mean any or all of the following: revenue, earnings, earnings per share, stock price, costs, return on equity, asset management, asset quality, asset growth, budget achievement, net operating income (NOI), average occupancy, year-end occupancy, funds from operations (FFO), cash available for distribution (CAD), total shareholder return on an absolute and/or a peer comparable basis (TSR), leverage ratios, return on assets, revenue growth, capital expenditures, customer satisfaction survey results, property operating expenses savings, design, development, permitting or other progress on designated properties, third party fee generation, leasing goals, or goals relating to acquisitions or divestitures, lease retention, liability management or credit management. Performance Goals need not be the same with respect to all Participants and may be established separately for the Company as a whole, on a per share basis, or for its various properties, groups, divisions or subsidiaries, and may be based on performance in comparison to performance by unrelated businesses specified by the Committee, in comparison to any prior period or in comparison to budget. All calculations and financial accounting matters relevant to this Plan shall be determined in accordance with GAAP, except as otherwise directed by the Committee.
2.18“Period of Restriction” means the period during which Restricted Stock awarded hereunder is subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of Performance Goals or the occurrence of other events as determined by the Committee.
2.19“Plan” means the Highwoods Properties, Inc. 2015 Long-Term Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
2.20“Restricted Stock” means an Award granted to a Participant with the terms ascribed to such term in Section 7.

2.21“Restricted Stock Unit” means an Award granted to a Participant with the terms ascribed to such term in Section 7.
2.22“Shares” means the shares of common stock, $0.01 par value, of the Company.
2.23“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns more than fifty percent (50%) of the total combined voting power in one of the other entities in such chain.
SECTION 3
ELIGIBILITY
3.1Participants. Awards may be granted in the discretion of the Committee to officers, employees and directors of the Company and its Subsidiaries.
3.2Non-Uniformity. Awards granted hereunder need not be uniform among eligible Participants and may reflect distinctions based on title, compensation, responsibility or any other factor the Committee deems appropriate.
SECTION 4
ADMINISTRATION
4.1The Committee. The Plan will be administered by the Committee, which, to the extent deemed necessary or appropriate by the Board, will consist of two or more persons who satisfy the requirements for a “non-employee director” under Rule 16b-3 promulgated under the 1934 Act and/or the requirements for an “outside director” under section 162(m) of the Code; provided, however, that actions by the Committee shall be valid even if one or more members of the Committee fail to satisfy such requirements. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. In the absence of such appointment, the Board of Directors shall serve as the Committee and shall have all of the responsibilities, duties, and authority of the Committee set forth herein.
4.2Authority of the Committee. The Committee shall have the exclusive authority to administer and construe the Plan in accordance with its provisions. The Committee’s authority shall include, without limitation, the power to (a) determine persons eligible for Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and (e) interpret, amend or revoke any such rules. With respect to any Award that is intended to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code, the Committee shall have no discretion to increase the amount of compensation that otherwise would be due upon attainment of a Performance Goal, although the Committee may have discretion to deny an Award or to adjust downward the compensation payable pursuant to an Award, as the Committee determines in its sole judgment. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more officers of the Company to the extent permitted by law.

4.3Decisions Binding. All determinations and decisions made by the Committee and any of its delegates pursuant to Section 4.2 shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.
SECTION 5
SHARES SUBJECT TO THE PLAN
5.1Number of Shares. Subject to adjustment as provided in Section 5.3, the total number of Shares available for grant under the Plan shall not exceed 3,000,000 Shares. No more than 1,000,000 Shares may be granted as Restricted Stock and Restricted Stock Units.
5.2Lapsed Awards, etc. Shares related to Awards that are forfeited, terminated or expire unexercised shall be available for grant under the Plan. Shares that are tendered by a Participant to the Company in connection with the exercise of an Award, surrendered or withheld from issuance in connection with a Participant’s payment of tax withholding liability, settled in cash in lieu of Shares, or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant, shall not be available for grant under the Plan.
5.3Adjustments in Awards and Authorized Shares. In the event of a stock dividend or stock split, the number of Shares subject to outstanding Awards and the numerical limits of Sections 5.1, 6.1 and 7.1 shall automatically be adjusted to prevent the dilution or diminution of such Awards, except to the extent directed otherwise by the Committee. In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, combination, or other similar change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1 and 7.1 in such manner as the Committee shall determine to be advisable or appropriate to prevent the dilution or diminution of such Awards. Any such numerical limitations shall be subject to adjustment under this Section only to the extent such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under section 162(m) of the Code or the ability to grant or the qualification of Incentive Stock Options under the Plan. In addition, other than with respect to Options and Awards intended to constitute “performance-based compensation” under section 162(m) of the Code, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or in response to changes in applicable laws, regulations, or accounting principles. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants.
5.4Repurchase Option. To the extent consistent with the requirements of section 409A of the Code, the Committee may include in the terms of any Award Agreement that the Company shall have the option to repurchase Shares of any Participant acquired pursuant to the Award granted under the Plan upon a Participant’s termination of employment. The terms of such repurchase right shall be set forth in the Award Agreement.
5.5Restrictions on Share Transferability. The Committee may impose such restrictions on any Award of Shares or Shares acquired pursuant to the exercise of an Award as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, and any blue sky or state securities laws.

SECTION 6
STOCK OPTIONS
6.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employee Participants at any time and from time to time as determined by the Committee. The Committee shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. Up to 3,000,000 Shares may be issued as Incentive Stock Options under the Plan. The maximum aggregate number of Shares that may be granted in the form of Options in any one calendar year to an individual Employee Participant shall be 300,000.
6.2Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions on exercise of the Option and such other terms and conditions as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Participant. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
6.3Exercise Price. The Exercise Price for each Option shall be determined by the Committee and shall be provided in each Award Agreement; provided, however, the Exercise Price for each Option may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share if the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.
6.4Expiration of Options. Except as provided in Section 6.7(c) regarding Incentive Stock Options, each Option shall terminate upon the earliest to occur of (i) the date(s) for termination of the Option set forth in the Award Agreement or (ii) the expiration of ten (10) years from the Grant Date. Subject to such limits, the Committee shall provide in each Award Agreement when each Option expires and becomes unexercisable. The Committee may not, after an Option is granted, extend the maximum term of the Option.
6.5Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine; provided, however that no Option shall be exercisable prior to the first anniversary of the Grant Date. After an Option is granted, the Committee may (a) accelerate exercisability or waive any condition constituting a substantial risk of forfeiture applicable to the Option, but only in the event of death, disability or involuntary termination of employment of the Participant (as determined by the Administrator) in connection with or on or after a Change in Control, and/or (b) waive any condition constituting a substantial risk of forfeiture applicable to the Option, but only in the event of a retirement.
6.6Payment. Options shall be exercised by a Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Upon the exercise of an Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee may also permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant, Share certificates (which may be in book entry form) representing such Shares. Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares as to which the Option has been exercised. No adjustment will be made for a dividend or other rights for which a record date is established prior to the date the certificates are issued.
6.7Certain Additional Provisions for Incentive Stock Options.
(a)Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.
(b)Company and Subsidiaries Only. Incentive Stock Options may be granted only to Participants who are employees of the Company or a subsidiary corporation (within the meaning of section 424(f) of the Code) on the Grant Date.
(c)Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date.
6.8Restriction on Transfer. Except as otherwise determined by the Committee and set forth in the Award Agreement, no Option may be transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, except that the Committee may permit a transfer, upon the Participant’s death, to beneficiaries designated by the Participant as provided in Section 11.4.
6.9Repricing of Options. Except as provided in Section 5.3, without the approval of stockholders (a) the Committee may not reduce, adjust or amend the exercise price of an outstanding Option whether through amendment, cancellation, replacement grant or any other means and (b) no payment may be made to cancel an outstanding Option if on the date of such amendment, cancellation, replacement grant or payment the exercise price of such Option exceeds Fair Market Value.
6.10Voting Rights. A Participant shall have no voting rights with respect to any Options granted hereunder.
SECTION 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1Grant of Restricted Stock/Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. The Committee shall determine the number of Shares to be granted to each Participant. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant. No more than 150,000 shares of Restricted Stock and/or Restricted Stock Units may be granted to any individual Employee Participant in any one calendar year. No more than 5,000 shares of Restricted

Stock and/or Restricted Stock Units may be granted to any individual Non-Employee Participant in any one calendar year.
7.2Restricted Stock Agreement. Each Award of Restricted Stock and/or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock (or the number of Restricted Stock Units) granted, and such other terms and conditions as the Committee shall determine, including terms regarding forfeiture of Awards in the event of termination of employment by the Participant.
7.3Transferability. Except as otherwise determined by the Committee and set forth in the Award Agreement, Shares of Restricted Stock and/or Restricted Stock Units may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction. The Committee may include a legend on the certificates representing Restricted Stock to give appropriate notice of such restrictions.
7.4Other Restrictions. The Committee may impose such other restrictions on Shares of Restricted Stock or Restricted Stock Units as it may deem advisable or appropriate in accordance with this Section 7.4.
(a)General Restrictions. The Committee may set restrictions based upon (i) the achievement of specific Performance Goals, (ii) other performance objectives (Company-wide, divisional or individual), (iii) applicable Federal or state securities laws, (iv) time-based restrictions, or (v) any other basis determined by the Committee. Notwithstanding anything herein to the contrary, (y) with respect to Shares of Restricted Stock or Restricted Stock Units subject solely to restrictions as described in subsection (iv) above, the minimum Period of Restriction shall be three years (provided that such Shares may vest pro rata on an annual basis during such Period of Restriction beginning on the first anniversary of the Grant Date) and (z) with respect to all other Shares of Restricted Stock or Restricted Stock Units, the minimum Period of Restriction shall be one year.
(b)Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its sole discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units that are intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock under section 162(m) of the Code.
(c)Retention of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and restrictions applicable to such Shares have been satisfied or lapse.
7.5Removal of Restrictions. After an Award of Restricted Stock or Restricted Stock Units is granted, the Committee may (a) accelerate the time at which any restrictions shall lapse and waive any condition constituting a substantial risk of forfeiture, but only in the event of death, disability or involuntary termination of employment of the Participant (as determined by the Administrator) in connection with or on or after a Change in Control, and/or (b) waive any condition constituting a substantial risk of forfeiture, but only in the event of a retirement. After the end of the Period of Restriction, the Shares shall be freely transferable by the Participant, subject to any other restrictions on transfer which may apply to such Shares. Restricted Stock Units shall be paid, no later than March 15 of the year following the year in which the Period of Restriction ends, in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine, as set forth in the Award Agreement. Notwithstanding the foregoing, the Committee shall not act in a manner that would cause a grant that is intended to be “performance-based compensation” under Code Section 162(m) to fail to be performance-based.
7.6Voting Rights. Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding Shares of Restricted Stock granted hereunder shall have voting rights during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
7.7Dividends and Other Distributions. Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding Shares of Restricted Stock or Restricted Stock Units shall be entitled to receive all dividends and other distributions paid with respect to the underlying Shares or dividend equivalents during the Period of Restriction.
7.8Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions shall not have lapsed will revert to the Company and thereafter be available for grant under the Plan.
SECTION 8
AMENDMENT, TERMINATION, AND DURATION
8.1Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain the Plan’s compliance with the Code, the rules of any national securities exchange (if applicable), or any other applicable law, any such amendment shall be subject to stockholder approval; and further provided, that no amendment shall permit the repricing, replacing or regranting of an Option either in connection with the cancellation of such Option or by amending an Award Agreement to lower the exercise price of such Option. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.
8.2Duration of the Plan. The Plan shall become effective in accordance with Section 1.1, and subject to Section 8.1 shall remain in effect until the calendar day immediately preceding the tenth anniversary of the effective date of the Plan.
SECTION 9
TAX WITHHOLDING
9.1Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the

Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or the exercise thereof).
9.2Withholding Arrangements. The Committee, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.
SECTION 10
CHANGE IN CONTROL
10.1Change in Control. Except with respect to Restricted Stock Unit Awards or any other Award that constitutes “deferred compensation” within the meaning of section 409A of the Code, an Award Agreement may provide or be amended by the Committee to provide that, unless an outstanding Award will be assumed by the surviving entity (or its parent if the surviving entity has a parent) or replaced with a comparable award of substantially equal value granted by the surviving entity (or its parent if the surviving entity has a parent), Awards granted under the Plan that are outstanding and not then exercisable or are subject to restrictions at the time of a Change in Control shall become immediately exercisable, and all restrictions shall be removed, as of such Change in Control, and shall remain as such for the remaining life of the Award as provided herein and within the provisions of the related Award Agreements or that Awards may terminate upon a Change in Control. For purposes of the Plan, a Change in Control means any of the following:
(a)the acquisition (other than from the Company) in one or more transactions by any person (as such term is used in Section 13(d) of the 1934 Act) of the beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 40% or more of (A) the then outstanding Shares or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”);
(b)the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or
(c)the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock.
10.2Other Awards. An Award Agreement with respect to a Restricted Stock Unit Award or any other Award that constitutes “deferred compensation” within the meaning of section 409A of the Code may provide that the Award shall vest upon a “change in control” as defined in section 409A of the Code.

SECTION 11
MISCELLANEOUS
11.1Deferrals. To the extent consistent with the requirements of section 409A of the Code, the Committee may provide in an Award Agreement or another document that a Participant is permitted to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral shall be subject to such rules and procedures as shall be determined by the Committee.
11.2No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, with or without cause. Employment with the Company or any Subsidiary is on an at-will basis only, unless otherwise provided by an applicable employment or service agreement between the Participant and the Company or any Subsidiary, as the case may be.
11.3Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.
11.4Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator, executor or the personal representative of the Participant’s estate.
11.5No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary thereof) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or his or her beneficiary).
11.6Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
11.7Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
11.8Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

11.9Requirements of Law. The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time.
11.10Securities Law Compliance. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to comply with any applicable federal or state securities law, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.
11.11Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of North Carolina.
11.12Captions. Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of the Plan.
11.13Recoupment. Each Award granted under this Plan and any payment with respect to any Award is subject to the Company’s Incentive Compensation Recoupment Policy, as adopted on July 22, 2010, or as amended from time to time.

You've come to the right place.®

Highwoods® PROPERTIES

Highwoods PROPERTIES

HIGHWOODS PROPERTIES, INC.
TABITHA ZANE
3100 SMOKETREE COURT, SUITE 600
RALEIGH, NC 27604-1051

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

SHARES

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
   Nominees

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Charles A. Anderson
02 Gene H. Anderson
03 Carlos E. Evans
04 Edward J. Fritsch
05 David J. Hartzell
06 Sherry A. Kellett
07 O. Temple Sloan, Jr.

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR 2015	☐	☐	☐
3. ADVISORY VOTE ON EXECUTIVE COMPENSATION	☐	☐	☐
4. APPROVAL OF THE 2015 LONG-TERM EQUITY INCENTIVE PLAN	☐	☐	☐

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN HIS DISCRETION, THE PROXY IS ALSO AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS TWO, THREE AND FOUR.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. All holders must sign. If corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000231096_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com .

HIGHWOODS PROPERTIES, INC.
PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2015

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Highwoods Properties, Inc. (the "Company") to be held on May 13, 2015, and the Proxy Statement in connection therewith; (b) appoints Edward J. Fritsch and Jeffrey D. Miller, and each of them, as Proxy (the "Proxy") with the power to appoint a substitute; and (c) authorizes the Proxy to represent and vote, as designated on the reverse, all shares of Common Stock of the Company, held of record by the undersigned on March 2, 2015, at such Annual Meeting and at any adjournment(s) thereof.

Please mark, date and sign this proxy and return promptly in the enclosed envelope so as to ensure a quorum at the meeting. This is important whether few or many shares are owned. Delay in returning your proxy may subject the Company to additional expense.

Continued and to be signed on reverse side

0000231096_2 R1.0.0.51160

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 13, 2015

HIGHWOODS PROPERTIES, INC.

Highwoods PROPERTIES

HIGHWOODS PROPERTIES, INC.
TABITHA ZANE
3100 SMOKETREE COURT, SUITE 600
RALEIGH, NC 27604-1051

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
12
15

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 02, 2015
Date: May 13, 2015 **Time:** 11:00 AM EDT
Location: Highwoods Properties
3100 Smoketree Court, Ste. 201
Raleigh, NC 27604
Phone: 919-872-4924

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

BARCODE

Broadridge Internal Use Only
Job #
Envelope #
Sequence #
of # Sequence

0000231095_1 R1.0.0.51160

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. 10K Wrap

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 29, 2015 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

0000231095_2 R1.0.0.51160

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 Charles A. Anderson 02 Gene H. Anderson 03 Carlos E. Evans 04 Edward J. Fritsch 05 David J. Hartzell
06 Sherry A. Kellett 07 O. Temple Sloan, Jr.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN HIS DISCRETION, THE PROXY IS ALSO AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS TWO, THREE AND FOUR.

BARCODE

→ 0000 0000 0000 0000

Broadridge Internal Use Only
xxxxxxxxxx
xxxxxxxxxx
Cusip
Job #
Envelope #
Sequence #
of # Sequence

0000231095_3 R1.0.0.51160

Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

000231095_4 R1.0.0.51160

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

Job #
Envelope #
Sequence #
of # Sequence